[BEAR STEARNS LOGO]                                        [Morgan Stanley LOGO]

                                   ----------

                                      TOP24

                                   ----------

                                 $1,375,496,000
                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

                                   ----------

                                 OCTOBER 6, 2006

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
--------------------------------------------------------------------------------

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

TRANSACTION FEATURES

o    Sellers:

                                         NO. OF     NO. OF      CUT-OFF DATE    % OF
SELLERS                                  LOANS    PROPERTIES    BALANCE ($)     POOL
------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.        41        43         609,569,341    39.7
Bear Stearns Commercial Mortgage, Inc.      20        20         375,226,568    24.4
Wells Fargo Bank, National Association      54        57         327,102,741    21.3
Principal Commercial Funding II, LLC        38        38         222,825,304    14.5
------------------------------------------------------------------------------------
TOTAL:                                     153       158       1,534,723,955   100.0
====================================================================================

o    Loan Pool:

     o    Average Cut-off Date Balance: $10,030,876

     o    Largest Mortgage Loan by Cut-off Date Balance: $186,550,000

     o    Five largest and ten largest loans: 34.4% and 46.4% of pool, respectively

o       Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.61x

     o    Weighted average post IO debt service coverage ratio of 1.54x

     o    Weighted average current loan-to-value ratio of 61.9%; weighted average balloon loan-to-value ratio of 56.9%

o    Property Types:

                                   [PIE CHART]

[THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Manufactured Housing Community    1.1%
Self Storage                      0.7%
Office                           36.9%
Retail                           30.0%
Hospitality                      13.4%
Industrial                        6.6%
Multifamily                       5.6%
Other                             5.6%

Notes: "Other" collateral consists of Mixed Use, Theater, and Leased Fee.

o    Call Protection: (as applicable)

     o    47.1% of the pool (89 loans) has a lockout period ranging from 24 to
          40 payments from origination, then defeasance provisions.

     o    27.1% of the pool (33 loans) has a lockout period ranging from 11 to
          48 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.

     o    21.6% of the pool (24 loans) has a lockout period ranging from 24 to
          35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permits defeasance at least two years following securitization.

     o    1.6% of the pool (1 loan) is freely prepayable and permits prepayment with the greater of yield maintenance and a prepayment premium of 2.0%
          for 24 payments and then the greater of yield maintenance and a prepayment premium of 1.0%.

     o    1.3% of the pool (3 loans) is freely prepayable and permits prepayment with the greater of yield maintenance and a prepayment premium of
          1.0%.

     o    1.2% of the pool (3 loans) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0% for at least two years, and then permits the greater of yield maintenance and a prepayment premium of 1.0% or defeasance.

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
     Agent's website.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

                                       T-2

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

OFFERED CERTIFICATES

                                                                                                      APPROXIMATE    CERTIFICATE
          INITIAL                                                                   EXPECTED FINAL      INITIAL     PRINCIPAL TO
        CERTIFICATE   SUBORDINATION       RATINGS         AVERAGE     PRINCIPAL      DISTRIBUTION    PASS-THROUGH       VALUE
CLASS   BALANCE (1)     LEVELS(2)     (FITCH/MOODY'S)   LIFE(3)(4)   WINDOW(3)(5)       DATE(3)        RATE(6)        RATIO(7)
--------------------------------------------------------------------------------------------------------------------------------

A-1    $ 59,200,000      27.000%         AAA / Aaa         3.39         1 - 59          9/12/11          [_]%           45.2%
A-2    $173,230,000      27.000%         AAA / Aaa         4.88        59 - 60         10/12/11          [_]%           45.2%
A-3    $ 91,660,000      27.000%         AAA / Aaa         6.81        81 - 83          9/12/13          [_]%           45.2%
A-AB   $ 81,000,000      27.000%         AAA / Aaa         7.60        60 - 114         4/12/16          [_]%           45.2%
A-4    $715,258,000      27.000%         AAA / Aaa         9.80       114 - 119         9/12/16          [_]%           45.2%
A-M    $153,472,000      17.000%         AAA / Aaa         9.91       119 - 120        10/12/16          [_]%           51.3%
A-J    $101,676,000      10.375%         AAA / Aaa         9.95       120 - 120        10/12/16          [_]%           55.4%

PRIVATE CERTIFICATES (8)

            INITIAL
          CERTIFICATE                                                                       EXPECTED      APPROXIMATE    CERTIFICATE
          BALANCE OR                                                                          FINAL          INITIAL      PRINCIPAL
           NOTIONAL         SUBORDINATION        RATINGS       AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS      AMOUNT(1)           LEVELS       (FITCH/MOODY'S)   LIFE(3)(4)   WINDOW(3)(5)      DATE(3)        RATE(6)        RATIO(7)
------------------------------------------------------------------------------------------------------------------------------------

X-1     $1,534,723,954(9)          --          AAA / Aaa           --           --                --     Variable Rate        --
X-2     $1,502,572,000(9)          --          AAA / Aaa           --           --                --     Variable Rate        --
B       $   28,776,000          8.500%         AA / Aa2          9.95       120 - 120       10/12/16          [_]%          56.6%
C       $   13,429,000          7.625%         AA- / Aa3         9.95       120 - 120       10/12/16          [_]%          57.1%
D       $   21,102,000          6.250%          A / A2           9.95       120 - 120       10/12/16          [_]%          58.0%
E       $   13,429,000          5.375%          A- / A3         10.39       120 - 135        1/12/18          [_]%          58.5%
F       $   13,429,000          4.500%        BBB+ / Baa1       11.20       135 - 135        1/12/18          [_]%          59.1%
G       $   19,184,000          3.250%        BBB / Baa2        11.20       135 - 135        1/12/18          [_]%          59.8%
H       $    9,592,000          2.625%        BBB- / Baa3       11.20       135 - 135        1/12/18          [_]%          60.2%
J-P     $   40,286,954             --              --              --           --                 --         [_]%            --

Notes:    (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2)  The percentages indicated under the column "Subordination Levels"
               with respect to the Class A-1, A-2, A-3, A-AB and A-4
               Certificates represent the approximate credit support for the
               Class A-1, A-2, A-3, A-AB and A-4 Certificates in the aggregate.

          (3)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus, dated October 6, 2006, to
               accompany the Prospectus dated September 13, 2006 (the "Free
               Writing Prospectus").

          (4)  Average life is expressed in terms of years.

          (5)  Principal window is the period (expressed in terms of months and commencing with the month of November 2006) during which
               distributions of principal are expected to be made to the holders of each designated Class.

          (6)  The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G,
               H, J, K, L, M, N, O, P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified
               percentage which percentage may be zero. The Class X-1 and X-2
               Certificates will accrue interest at a variable rate as described herein.

          (7)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances of
               all Classes (if any) that are senior to such Class by the
               quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The
               Class A-1, A-2, A-3, A-AB and A-4 Certificate Principal to Value
               Ratio is calculated based upon the aggregate of the Class A-1,
               A-2, A-3, A-AB and A-4 Certificate Balances.

          (8)  Certificates to be offered privately pursuant to Rule 144A.

          (9)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Free Writing Prospectus.

                                       T-3

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

I. ISSUE CHARACTERISTICS

   Issue Type:                   Public: Classes A-1, A-2, A-3, A-AB, A-4, A-M,
                                 and A-J (the "Offered Certificates")

                                 Private (Rule 144A): Classes X-1, X-2, B, C, D,
                                 E, F, G, H, J, K, L, M, N, O and P

   Securities Offered:           $1,375,496,000 monthly pay, multi-class,
                                 commercial mortgage REMIC Pass-Through
                                 Certificates, including seven principal and
                                 interest classes (Classes A-1, A-2, A-3, A-AB,
                                 A-4, A-M, and A-J)

   Sellers:                      Morgan Stanley Mortgage Capital Inc., Bear
                                 Stearns Commercial Mortgage, Inc., Wells Fargo
                                 Bank, National Association, and Principal
                                 Commercial Funding II, LLC

   Co-lead Bookrunning           Bear, Stearns & Co. Inc. and Morgan Stanley &
   Managers:                     Co. Incorporated

   Master Servicer:              Wells Fargo Bank, National Association

   Primary Servicers:            Principal Global Investors, LLC (with respect
                                 to the individual loans sold by Principal
                                 Commercial Funding II, LLC); Wells Fargo Bank,
                                 National Association (with respect to the
                                 individual loans sold by it, Morgan Stanley
                                 Mortgage Capital Inc., and Bear Stearns
                                 Commercial Mortgage, Inc.)

   Special Servicer:             ARCap Servicing, Inc.

   Trustee:                      LaSalle Bank National Association

   Paying Agent and Registrar:   Wells Fargo Bank, National Association

   Cut-Off Date:                 October 1, 2006. For purposes of the
                                 information contained in this term sheet,
                                 scheduled payments due in October 2006 with
                                 respect to mortgage loans not having payment
                                 dates on the first of each month have been
                                 deemed received on October 1, 2006, not the
                                 actual day on which such scheduled payments
                                 were due.

   Expected Closing Date:        On or about October 31, 2006

   Distribution Dates:           The 12th of each month, commencing in November
                                 2006 (or if the 12th is not a business day, the
                                 next succeeding business day)

   Advancing:                    The Master Servicer is required to advance
                                 delinquent monthly mortgage payments to the
                                 extent recoverable. If the Master Servicer
                                 determines that a previously made advance is
                                 not recoverable, the Master Servicer will
                                 reimburse itself from the Certificate Account
                                 for the amount of the advance, plus interest.
                                 The reimbursement will be taken first from
                                 principal distributable on the Certificates and
                                 then interest. The Master Servicer has
                                 discretion to defer to later periods any
                                 reimbursements that would be taken from
                                 interest on the Certificates.

   Minimum Denominations:        $25,000 for the A-1, A-2, A-3, A-AB, A-4, A-M,
                                 and A-J Certificates; with investments in
                                 excess of the minimum denominations made in
                                 multiples of $1.

   Settlement Terms:             DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest

   Legal/Regulatory Status:      Classes A-1, A-2, A-3, A-AB, A-4, A-M, and A-J
                                 are expected to be eligible for exemptive
                                 relief under ERISA. No Class of Certificates is
                                 SMMEA eligible.

   Risk Factors:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE FREE WRITING
                                 PROSPECTUS AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS

                                      T-4

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, O, P Certificates will each accrue interest at either (i) a fixed rate, (ii)
a fixed rate subject to a cap at the weighted average net mortgage rate or,
(iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                      Month  0    12    24    36    48    60    72    84    Maturity
              ----------------------------- ---  ----  ----  ----  ----  ----  ----  ----   --------
Class A-1     AAA/Aaa         [%]                                                                       $59.2 MM
Class A-2     AAA/Aaa         [%]                                                                      $173.2 MM
Class A-3     AAA/Aaa         [%]                                                                       $91.7 MM
Class A-AB    AAA/Aaa         [%]                                                                       $81.0 MM
Class A-4     AAA/Aaa         [%]                                                                      $715.3 MM
Class A-M     AAA/Aaa         [%]                                                                      $153.5 MM
Class A-J     AAA/Aaa         [%]                                                                      $101.7 MM
Class B       AA/Aa2          [%]                                                                       $28.8 MM
Class C       AA-/Aa3         [%]                                                                       $13.4 MM
Class D       A/A2            [%]                                                                       $21.1 MM
Class E       A-/A3           [%]                                                                       $13.4 MM
Class F       BBB+/Baa1       [%]                                                                       $13.4 MM
Class G       BBB/Baa2        [%]                                                                       $19.2 MM
Class H       BBB-/Baa3       [%]                                                                        $9.6 MM
Class J       BB+/Ba1         [%]                                                                        $3.8 MM
Class K       BB/Ba2          [%]                                                                        $3.8 MM
Class L       BB-/Ba3         [%]                                                                        $5.8 MM
Class M - P   B+/B1 to NR     [%]                                                                       $26.9 MM

              [     ] X1 + X2 IO Strip    [     ] X-1 Notional    [     ] X-2 Notional     NR = Not Rated

[A portion of the above chart representing what portion of each class of certificates will be included as part of the X-1 and X-2 IO Strip, the X-1
Notional Amount or the X-2 Notional Amount during the related periods was omitted.]

                                       T-5

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

Class X-1 and X-2
Notional Balances:               The Notional Amount of the Class X-1
                                 Certificates will be equal to the aggregate of
                                 the Certificate Balances of the classes of
                                 Principal Balance Certificates outstanding from
                                 time to time. The Notional Amount of the Class
                                 X-2 Certificates will equal:

                                      o    during the period from the Closing
                                           Date through and including the
                                           Distribution Date occurring in
                                           October 2007, the sum of (a) the
                                           lesser of $53,906,000 and the
                                           Certificate Balance of the Class A-1
                                           Certificates outstanding from time to
                                           time and (b) the aggregate of the
                                           Certificate Balances of the Class
                                           A-2, Class A-3, Class A-AB, Class
                                           A-4, Class A-M, Class A-J, Class B,
                                           Class C, Class D, Class E, Class F,
                                           Class G, Class H, Class J, Class K
                                           and Class L Certificates outstanding
                                           from time to time;

                                      o    during the period following the
                                           Distribution Date occurring in
                                           October 2007 through and including
                                           the Distribution Date occurring in
                                           October 2008, the sum of (a) the
                                           lesser of $166,486,000 and the
                                           Certificate Balance of the Class A-2
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           Certificate Balances of the Class
                                           A-3, Class A-AB, Class A-4, Class
                                           A-M, Class A-J, Class B, Class C,
                                           Class D, Class E, Class F, Class G,
                                           Class H, Class J, and Class K
                                           Certificates outstanding from time to
                                           time and (c) the lesser of $3,039,000
                                           and the Certificate Balance of the
                                           Class L Certificates outstanding from
                                           time to time;

                                      o    during the period following the
                                           Distribution Date occurring in
                                           October 2008 through and including
                                           the Distribution Date occurring in
                                           October 2009, the sum of (a) the
                                           lesser of $102,905,000 and the
                                           Certificate Balance of the Class A-2
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           Certificate Balances of the Class
                                           A-3, Class A-AB, Class A-4, Class
                                           A-M, Class A-J, Class B, Class C,
                                           Class D, Class E and Class F
                                           Certificates outstanding from time to
                                           time and (c) the lesser of $9,198,000
                                           and the Certificate Balance of the
                                           Class G Certificates outstanding from
                                           time to time;

                                      o    during the period following the
                                           Distribution Date occurring in
                                           October 2009 through and including
                                           the Distribution Date occurring in
                                           October 2010, the sum of (a) the
                                           lesser of $41,780,000 and the
                                           Certificate Balance of the Class A-2
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           Certificate Balances of the Class
                                           A-3, Class A-AB, Class A-4, Class
                                           A-M, Class A-J, Class B, Class C and
                                           Class D Certificates outstanding from
                                           time to time and (c) the lesser of
                                           $7,717,000 and the Certificate
                                           Balance of the Class E Certificates
                                           outstanding from time to time;

                                      o    during the period following the
                                           Distribution Date occurring in
                                           October 2010 through and including
                                           the Distribution Date occurring in
                                           October 2011, the sum of (a) the
                                           lesser of $7,961,000 and the
                                           Certificate Balance of the Class A-AB
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           Certificate Balances of the Class
                                           A-4, Class A-M, Class A-J, Class B
                                           and Class C Certificates outstanding
                                           from time to time and (c) the lesser
                                           of $2,363,000 and the Certificate
                                           Balance of the Class D Certificates
                                           outstanding from time to time;

                                      T-6

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

                                      o    during the period following the
                                           Distribution Date occurring in
                                           October 2011 through and including
                                           the Distribution Date occurring in
                                           October 2012, the sum of (a) the
                                           lesser of $674,095,000 and the
                                           Certificate Balance of the Class A-4
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           Certificate Balances of the Class A-M
                                           and Class A-J Certificates
                                           outstanding from time to time and (c)
                                           the lesser of $22,956,000 and the
                                           Certificate Balance of the Class B
                                           Certificates outstanding from time to
                                           time;

                                      o    during the period following the
                                           Distribution Date occurring in
                                           October 2012 through and including
                                           the Distribution Date occurring in
                                           October 2013, the sum of (a) the
                                           lesser of $558,914,000 and the
                                           Certificate Balance of the Class A-4
                                           Certificates outstanding from time to
                                           time, (b) the aggregate of the
                                           Certificate Balances of the Class A-M
                                           and Class A-J Certificates
                                           outstanding from time to time and (c)
                                           the lesser of $2,936,000 and the
                                           Certificate Balance of the Class B
                                           Certificates outstanding from time to
                                           time;

                                      o    Following the Distribution Date
                                           occurring in October 2013, $0.

Class X-1 Pass-Through Rate:     The Pass-Through Rate applicable to the Class
                                 X-1 Certificates for the initial Distribution
                                 Date will equal approximately [ ]% per annum.
                                 The Pass-Through Rate applicable to the Class
                                 X-1 Certificates for each Distribution Date
                                 subsequent to the initial Distribution Date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 Notional Amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 Distribution Date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 Distribution Date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the Certificate Balance of one of
                                 the classes of the Principal Balance
                                 Certificates. In general, the Certificate
                                 Balance of each class of Principal Balance
                                 Certificates will constitute a separate
                                 component of the total Notional Amount of the
                                 Class X-1 Certificates; provided that, if a
                                 portion, but not all, of the Certificate
                                 Balance of any particular class of Principal
                                 Balance Certificates is identified under
                                 "--Certificate Balances" in the Free Writing
                                 Prospectus as being part of the total Notional
                                 Amount of the Class X-2 Certificates
                                 immediately prior to any Distribution Date,
                                 then that identified portion of such
                                 Certificate Balance will also represent one or
                                 more separate components of the total Notional
                                 Amount of the Class X-1 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related Distribution Date, and the
                                 remaining portion of such Certificate Balance
                                 will represent one or more other separate
                                 components of the Class X-1 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related Distribution Date. For any
                                 Distribution Date occurring in or before
                                 October 2013, on any particular component of
                                 the total Notional Amount of the Class X-1
                                 Certificates immediately prior to the related
                                 Distribution Date, the applicable Class X-1
                                 Strip Rate will be calculated as follows:

                                      o    if such particular component consists
                                           of the entire Certificate Balance (or
                                           a designated portion of that
                                           certificate balance) of any class of
                                           Principal Balance Certificates, and
                                           if such entire Certificate Balance
                                           (or that designated portion) also
                                           constitutes a component of the total
                                           Notional Amount of the Class X-2
                                           Certificates immediately prior to the
                                           related Distribution Date, then the
                                           applicable Class X-1 Strip Rate will
                                           equal the

                                      T-7

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

                                           excess, if any, of (a) the Weighted
                                           Average Net Mortgage Rate for such
                                           Distribution Date, over (b) the
                                           greater of (i) the rate per annum
                                           corresponding to such Distribution
                                           Date as set forth on Schedule B
                                           attached to the Free Writing
                                           Prospectus and (ii) the Pass-Through
                                           Rate for such Distribution Date for
                                           such class of Principal Balance
                                           Certificates; and

                                      o    if such particular component consists
                                           of the entire Certificate Balance (or
                                           a designated portion of that
                                           certificate balance) of any class of
                                           Principal Balance Certificates, and
                                           if such entire Certificate Balance
                                           (or that designated portion) does not
                                           also constitute a component of the
                                           total Notional Amount of the Class
                                           X-2 Certificates immediately prior to
                                           the related Distribution Date, then
                                           the applicable Class X-1 Strip Rate
                                           will equal the excess, if any, of (a)
                                           the Weighted Average Net Mortgage
                                           Rate for such Distribution Date, over
                                           (b) the Pass-Through Rate for such
                                           Distribution Date for such class of
                                           Principal Balance Certificates.

                                 For any Distribution Date occurring after
                                 October 2013, the Certificate Balance of each
                                 class of Principal Balance Certificates will
                                 constitute a separate component of the total
                                 Notional Amount of the Class X-1 Certificates,
                                 and the applicable Class X-1 Strip Rate with
                                 respect to each such component for each such
                                 Distribution Date will equal the excess, if
                                 any, of (a) the Weighted Average Net Mortgage
                                 Rate for such Distribution Date, over (b) the
                                 Pass-Through Rate for such Distribution Date
                                 for such class of Principal Balance
                                 Certificates. Under no circumstances will any
                                 Class X-1 Strip Rate be less than zero.

                                       T-8

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

Class X-2 Pass-Through Rate:     The Pass-Through Rate applicable to the Class
                                 X-2 Certificates for the initial Distribution
                                 Date will equal approximately [ ]% per annum.
                                 The Pass-Through Rate applicable to the Class
                                 X-2 Certificates for each Distribution Date
                                 subsequent to the initial Distribution Date and
                                 on or before the Distribution Date in October
                                 2013 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 Notional Amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 Distribution Date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 Distribution Date). Each of those components
                                 will be comprised of all or a designated
                                 portion of the Certificate Balance of a
                                 specified class of Principal Balance
                                 Certificates. If all or a designated portion of
                                 the Certificate Balance of any class of
                                 Principal Balance Certificates is identified
                                 under "--Certificate Balances" in the Free
                                 Writing Prospectus as being part of the total
                                 Notional Amount of the Class X-2 Certificates
                                 immediately prior to any Distribution Date,
                                 then that Certificate Balance (or designated
                                 portion of it) will represent one or more
                                 separate components of the total Notional
                                 Amount of the Class X-2 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related Distribution Date. For any
                                 Distribution Date occurring in or before
                                 October 2013, on any particular component of
                                 the total Notional Amount of the Class X-2
                                 Certificates immediately prior to the related
                                 Distribution Date, the applicable Class X-2
                                 Strip Rate will equal the excess, if any, of:

                                      o   the lesser of (a) the rate per annum
                                          corresponding to such Distribution
                                          Date as set forth on Schedule B
                                          attached to the Free Writing
                                          Prospectus and (b) the Weighted
                                          Average Net Mortgage Rate for such
                                          Distribution Date, over

                                      o   the Pass-Through Rate for such
                                          Distribution Date for the class of
                                          Principal Balance Certificates whose
                                          Certificate Balance, or a designated
                                          portion of it, comprises such
                                          component.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

                                      T-9

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

Prepayment Premium Allocation:   Any Prepayment Premiums/Yield Maintenance
                                 Charges collected with respect to a Mortgage
                                 Loan during any particular Collection Period
                                 will be distributed to the holders of each
                                 Class of Principal Balance Certificates (other
                                 than an excluded class as defined below) then
                                 entitled to distributions of principal on such
                                 Distribution Date in an amount equal to the
                                 lesser of (i) such Prepayment Premium/Yield
                                 Maintenance Charge and (ii) the Prepayment
                                 Premium/Yield Maintenance Charge multiplied by
                                 the product of (a) a fraction, the numerator of
                                 which is equal to the amount of principal
                                 distributed to the holders of that Class on the
                                 Distribution Date, and the denominator of which
                                 is the total principal distributed on that
                                 distribution date, and (b) a fraction not
                                 greater than one, the numerator of which is
                                 equal to the excess, if any, of the
                                 Pass-Through Rate applicable to that Class,
                                 over the relevant Discount Rate (as defined in
                                 the Free Writing Prospectus), and the
                                 denominator of which is equal to the excess, if
                                 any, of the Mortgage Rate of the Mortgage Loan
                                 that prepaid, over the relevant Discount Rate.

                                 The portion, if any, of the Prepayment
                                 Premium/Yield Maintenance Charge remaining
                                 after such payments to the holders of the
                                 Principal Balance Certificates will be
                                 distributed to the holders of the Class X-1
                                 Certificates and Class X-2 Certificates based
                                 on an [_______] ratio through the Distribution
                                 Date in [_______]. After the Distribution Date
                                 in [_______] all Prepayment Premium/Yield
                                 Maintenance charges remaining after such
                                 payments to the holders of the Principal
                                 Balance Certificates will be distributed to the
                                 Class X-1 Certificates. For the purposes of the
                                 foregoing, the Class J Certificates and below
                                 are the excluded classes.

                                 The following is an example of the Prepayment
                                 Premium Allocation under (ii) above based on
                                 the information contained herein and the
                                 following assumptions:

                                 o    Two Classes of Certificates: Class A-2 and
                                      X

                                 o    The characteristics of the Mortgage Loan
                                      being prepaid are as follows:

                                      o    Mortgage Rate: 6.00%

                                      o    Maturity Date: 10 years

                                 o    The Discount Rate is equal to 4.50%

                                 o    The Class A-2 Pass-Through Rate is equal
                                      to 4.75%

                                                          CLASS A-2 CERTIFICATES

                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                                                   FRACTION       ALLOCATION
                                                                                  -----------    -----------
                                                      METHOD                       CLASS A-2      CLASS A-2
                                 ----------------------------------------------   -----------    -----------

                                 (Class A-2 Pass-Through Rate - Discount Rate)    (4.75%-4.50%)     16.67%
                                 ---------------------------------------------    -------------
                                        (Mortgage Rate - Discount Rate)           (6.00%-4.50%)

                                                             CLASS X CERTIFICATE

                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                      METHOD                        FRACTION      ALLOCATION
                                 ----------------------------------------------   ------------   -----------

                                             1 - Class A-2 YM Allocation           1 - 16.67%       83.33%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
FREE WRITING PROSPECTUS AND POOLING AND SERVICING AGREEMENT.

                                      T-10

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

III. COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

                                        MORTGAGE LOAN                                           CUT-OFF DATE
NO.             PROPERTY NAME               SELLER          CITY        STATE   PROPERTY TYPE     BALANCE      % OF POOL
------------------------------------------------------------------------------------------------------------------------

1     US Bancorp Tower                       MSMC       Portland          OR    Office          $186,550,000     12.2%
2     225 South Sixth Street                 MSMC       Minneapolis       MN    Office          $152,500,000      9.9%
3     Dulles Executive Plaza                BSCMI       Herndon           VA    Office          $ 68,750,000      4.5%
4     W Hotel San Diego                     BSCMI       San Diego         CA    Hospitality     $ 65,000,000      4.2%
5     Hilton Tapatio                         WFB        Phoenix           AZ    Hospitality     $ 55,250,000      3.6%
6     Potomac Place Shopping Center          MSMC       Potomac           MD    Retail          $ 44,000,000      2.9%
7     Gresham Station Shopping Center        WFB        Gresham           OR    Retail          $ 41,500,000      2.7%
8     Casa Monica Hotel                     BSCMI       St. Augustine     FL    Hospitality     $ 40,000,000      2.6%
9     Lincoln Mall                          BSCMI       Lincoln           RI    Retail          $ 33,835,000      2.2%
10    Bala Pointe Office Center             BSCMI       Bala Cynwyd       PA    Office          $ 24,000,000      1.6%
                                                                                                ------------     ----
      TOTALS/WEIGHTED AVERAGES                                                                  $711,385,000     46.4%
                                                                                                ============     ====

                                                    CUT-OFF
        ROOMS/    LOAN PER    CURRENT   DSCR POST     DATE    BALLOON
NO.       SF      ROOM/SF       DSCR       IO         LTV       LTV
---------------------------------------------------------------------

1     1,098,843    $    170     1.46x     1.46x      64.3%     64.3%
2     1,390,894    $    117     1.33x     1.33x      65.0%     65.0%
3       379,596    $    181     1.77x     1.77x      55.0%     55.0%
4           258    $251,938     1.64x     1.40x      65.0%     60.3%
5           585    $ 94,444     1.91x     1.64x      65.0%     58.0%
6        79,654    $    552     1.45x     1.45x      68.9%     68.9%
7       295,809    $    140     1.60x     1.35x      64.8%     58.7%
8           138    $289,855     1.92x     1.60x      64.5%     57.0%
9       439,132    $     77     2.27x     2.27x      51.1%     51.1%
10      172,894    $    139     1.51x     1.51x      68.6%     68.6%
                                ----      ----       ----      ----
                                1.59x     1.51x      63.5%     61.8%
                                ====      ====       ====      ====

                                      T-11

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

III. COLLATERAL DESCRIPTION

                                  5 YEAR LOANS

MORTGAGE LOAN   MORTGAGE                                                                                CUT-OFF DATE  % OF TOTAL
     NO.       LOAN SELLER              PROPERTY NAME                    CITY      STATE  PROPERTY TYPE     BALANCE       POOL
--------------------------------------------------------------------------------------------------------------------------------

      2           MSMC      225 South Sixth Street                 Minneapolis      MN   Office         $152,500,000      9.9%
     13           MSMC.     Sheraton Four Points - O'Hare Airport  Schiller Park    IL   Hospitality    $ 22,500,000      1.5%
     52           MSMC      Abingdon Court Townhomes               Arlington        VA   Multifamily    $  6,787,979      0.4%
     98            WFB      Montgomery Plaza Two                   Albuquerque      NM   Retail         $  3,796,647      0.2%
     115           WFB      Parkside Cintas                        Phoenix          AZ   Industrial     $  2,725,593      0.2%
     130          MSMC      The Strand Lofts                       Galveston        TX   Multifamily    $  2,200,000      0.1%
                                                                                                        ------------     ----
                            TOTAL/WEIGHTED AVERAGES                                                     $190,510,219     12.4%
                                                                                                        ============     ====

                                                DSCR
                            LOAN PER            POST
MORTGAGE LOAN   UNITS/SF/   UNIT/SF/             IO      CUT-OFF                 REM. IO    REM. TERM
     NO.          ROOMS       ROOM      DSCR   PERIOD   DATE LTV   BALLOON LTV    TERM     TO MATURITY
------------------------------------------------------------------------------------------------------

      2         1,390,894   $    117   1.33x    1.33x     65.0%       65.0%         59          59
     13               295   $ 76,271   1.93x    1.93x     72.6%       72.6%         60          60
     52                20   $339,399   1.21x    1.21x     64.6%       60.8%        NAP          58
     98            81,641   $     47   1.45x    1.45x     57.5%       54.3%        NAP          59
     115           19,416   $    140   1.20x    1.20x     65.7%       62.0%        NAP          58
     130               37   $ 59,459   1.45x    1.25x     71.0%       67.7%         9           57
                                       ----     ----      ----        ----                     ---
                                       1.40X    1.40X     65.8%       65.5%                     59
                                       ====     ====      ====        ====                     ===

                                  7 YEAR LOANS

MORTGAGE LOAN    MORTGAGE                                                                               CUT-OFF DATE  % OF TOTAL
     NO.       LOAN SELLER              PROPERTY NAME              CITY           STATE  PROPERTY TYPE     BALANCE        POOL
--------------------------------------------------------------------------------------------------------------------------------

      9           BSCMI     Lincoln Mall                           Lincoln         RI    Retail         $ 33,835,000      2.2%
     12           BSCMI     East Stone Commons                     Kingsport       TN    Retail         $ 22,550,000      1.5%
     16            WFB      Union Square Building                  San Francisco   CA    Office         $ 19,637,967      1.3%
     18           BSCMI     Honey Creek Commons                    Terre Haute     IN    Retail         $ 16,000,000      1.0%
     23            WFB      NetScout                               Westford        MA    Office         $ 13,464,150      0.9%
     43           BSCMI     Canfield Colonial Plaza                Canfield        OH    Retail         $  7,575,000      0.5%
     92           BSCMI     199 & 215 Elm Street                   New Canaan      CT    Office         $  4,175,828      0.3%
                                                                                                        ------------      ---
                            TOTAL/WEIGHTED AVERAGES                                                     $117,237,945      7.6%
                                                                                                        ============      ===

                                                DSCR
                            LOAN PER            POST
MORTGAGE LOAN   UNIT/SF/    UNIT/SF/             IO      CUT-OFF                 REM. IO    REM. TERM
     NO.         ROOM        ROOM       DSCR   PERIOD   DATE LTV   BALLOON LTV     TERM    TO MATURITY
------------------------------------------------------------------------------------------------------

      9         439,132       $ 77     2.27x    2.27x     51.1%       51.1%         83          83
     12         272,235       $ 83     2.10x    2.10x     58.6%       58.6%         82          82
     16          41,385       $475     1.61x    1.61x     54.4%       45.9%        NAP         104
     18         179,100       $ 89     1.94x    1.94x     58.8%       58.8%         81          81
     23         175,000       $ 77     1.28x    1.28x     51.8%       44.7%        NAP          82
     43         100,958       $ 75     2.07x    2.07x     55.0%       55.0%         83          83
     92          18,339       $228     1.35x    1.35x     60.8%       51.7%        NAP         114
                                       ----     ----      ----        ----                      --
                                       1.92X    1.92X     54.8%       52.3%                     87
                                       ====     ====      ====        ====                      ==

                                      T-12

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

                         PARI PASSU AND COMPANION LOANS

                               ORIGINAL A-NOTE
NO.   PROPERTY NAME                BALANCE          TRANSACTION         SPECIAL SERVICER
---   ----------------------   ---------------   -----------------   ----------------------

1.    225 South Sixth Street     $152,500,000    BSCMSI 2006-TOP24   ARCap Servicing, Inc.*
                                 $ 10,000,000                  TBD                     TBD

*    Denotes lead servicer

                                      T-13

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

IV. COLLATERAL STATISTICS

CUT-OFF DATE BALANCE ($)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
1 - 1,000,000                         8         7,340,456      0.5
1,000,001 - 2,000,000                20        30,013,469      2.0
2,000,001 - 3,000,000                25        64,520,544      4.2
3,000,001 - 4,000,000                11        38,668,581      2.5
4,000,001 - 5,000,000                23       105,112,846      6.8
5,000,001 - 6,000,000                 8        45,082,026      2.9
6,000,001 - 7,000,000                14        91,933,596      6.0
7,000,001 - 8,000,000                 5        37,855,000      2.5
8,000,001 - 9,000,000                 4        33,565,946      2.2
9,000,001 - 10,000,000                4        39,973,711      2.6
10,000,001 - 15,000,000              12       149,353,007      9.7
15,000,001 - 20,000,000               4        68,555,773      4.5
20,000,001 - 25,000,000               6       135,364,000      8.8
25,000,001 - 50,000,000               4       159,335,000     10.4
50,000,001 <=                         5       528,050,000     34.4
------------------------------------------------------------------
TOTAL:                              153     1,534,723,955    100.0
==================================================================

Min: 748,925   Max: 186,550,000   Average: 10,030,876

STATE

                                   NO. OF       AGGREGATE
                                 MORTGAGED     CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
-------------------------------------------------------------------
Oregon                                 7        260,950,000    17.0
California - Southern                 14        123,251,037     8.0
California - Northern                 18         94,478,219     6.2
Minnesota                              4        157,513,556    10.3
Arizona                               15        125,689,084     8.2
Virginia                               6         95,336,695     6.2
Maryland                               4         70,439,749     4.6
New York                              10         68,674,644     4.5
Florida                                8         58,297,450     3.8
Texas                                 14         58,142,219     3.8
New Jersey                             4         45,071,704     2.9
Other                                 54        376,879,598    24.6
-------------------------------------------------------------------
TOTAL:                               158      1,534,723,955   100.0
===================================================================

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                 MORTGAGED     CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
-------------------------------------------------------------------
Office                                22        566,764,740    36.9
Retail                                65        460,219,035    30.0
Hospitality                            8        205,724,289    13.4
Industrial                            25        101,793,197     6.6
Multifamily                           16         86,405,215     5.6
Other                                  6         51,528,987     3.4
Mixed Use                              6         34,848,001     2.3
Manufactured Housing
   Community                           7         17,152,509     1.1
Self Storage                           3         10,287,982     0.7
-------------------------------------------------------------------
TOTAL:                               158      1,534,723,955   100.0
===================================================================

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
5.001 - 5.500                         5        99,597,967     6.5
5.501 - 6.000                        20       539,741,730    35.2
6.001 - 6.500                       113       855,588,463    55.7
6.501 <=                             15        39,795,795     2.6
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 5.200   Max: 7.040   Wtd Avg: 6.044

ORIGINAL TERM TO STATED MATURITY (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
60                                    6       190,510,219    12.4
61 - 120                            138     1,240,295,213    80.8
121 - 180                             6        96,586,030     6.3
181 - 240                             3         7,332,493     0.5
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 60   Max: 240   Wtd Avg: 113

REMAINING TERM TO STATED MATURITY (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1 - 60                                6       190,510,219    12.4
61 - 120                            138     1,240,295,213    80.8
121 - 180                             6        96,586,030     6.3
181 - 240                             3         7,332,493     0.5
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 57   Max: 239   Wtd Avg: 111

ORIGINAL AMORTIZATION TERM (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS     BALANCE ($)      POOL
-----------------------------------------------------------------
Interest Only                        23       695,810,000    45.3
121 - 180                             4        16,586,030     1.1
181 - 240                             6        25,487,042     1.7
241 - 300                            12        86,517,649     5.6
301 - 360                           107       699,123,233    45.6
361  <=                               1        11,200,000     0.7
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Non Zero Min: 180   Max: 420   Non Zero Wtd Avg: 347

REMAINING AMORTIZATION TERM (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
Interest Only                        23       695,810,000    45.3
121 - 180                             4        16,586,030     1.1
181 - 240                             6        25,487,042     1.7
241 - 300                            12        86,517,649     5.6
301 - 360                           107       699,123,233    45.6
361  <=                               1        11,200,000     0.7
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Non Zero Min: 177   Max: 420   Non Zero Wtd Avg: 346

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)    POOL
-----------------------------------------------------------------
<= 20.0                               1         8,250,000     0.5
20.1 - 30.0                           1         4,355,701     0.3
30.1 - 40.0                           5        30,240,246     2.0
40.1 - 50.0                          14        93,965,984     6.1
50.1 - 60.0                          38       350,357,247    22.8
60.1 - 70.0                          61       882,101,814    57.5
70.1 - 80.0                          33       165,452,964    10.8
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 17.8   Max: 80.0   Wtd Avg: 61.9

LOAN-TO-VALUE RATIO AT MATURITY (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
<= 20.0                               8        32,168,523     2.1
20.1 - 30.0                           2        11,855,701     0.8
30.1 - 40.0                          10        62,902,937     4.1
40.1 - 50.0                          26       164,734,161    10.7
50.1 - 60.0                          61       550,311,791    35.9
60.1 - 70.0                          42       674,625,842    44.0
70.1 - 80.0                           4        38,125,000     2.5
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 1.1   Max: 72.6   Wtd Avg: 56.9

DEBT SERVICE COVERAGE RATIO (X)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
<= 1.20                               6        28,581,882     1.9
1.21 - 1.30                          31       123,515,804     8.0
1.31 - 1.40                          25       253,101,216    16.5
1.41 - 1.50                          29       396,793,147    25.9
1.51 - 1.60                          18       172,784,507    11.3
1.61 - 1.70                          13       142,782,248     9.3
1.71 - 1.80                           7        97,322,046     6.3
1.81  <=                             24       319,843,105    20.8
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 1.10   Max: 5.15   Wtd Avg: 1.61

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
<= 1.20                              11        51,976,882     3.4
1.21 - 1.30                          48       238,897,825    15.6
1.31 - 1.40                          29       373,211,195    24.3
1.41 - 1.50                          23       341,681,147    22.3
1.51 - 1.60                          10       118,379,507     7.7
1.61 - 1.70                           7       100,712,248     6.6
1.71 - 1.80                           7       116,422,046     7.6
1.81  <=                             18       193,443,105    12.6
-----------------------------------------------------------------
TOTAL:                              153     1,534,723,955   100.0
=================================================================

Min: 1.10   Max: 5.15   Wtd Avg: 1.54

All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.

                                      T-14

                          $1,375,496,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP24

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions              OCT-06           OCT-07           OCT-08           OCT-09           OCT-10           OCT-11
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                           95.89%          95.58%            94.99%           47.00%           46.53%           50.63%
Greater of YM and 1.00% (2)(3)        2.55%           2.85%             5.01%           53.00%           53.47%           49.37%
Greater of YM and 2.00% (2)           1.56%           1.57%             0.00%            0.00%            0.00%            0.00%
Open                                  0.00%           0.00%             0.00%            0.00%            0.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%         100.00%           100.00%          100.00%          100.00%          100.00%
====================================================================================================================================
Pool Balance Outstanding         $1,534,723,955   $1,528,899,188   $1,522,539,036   $1,513,901,825   $1,503,301,114   $1,302,290,054
% Initial Pool Balance               100.00%          99.62%           99.21%           98.64%           97.95%           84.86%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions (cont'd)        OCT-12           OCT-13           OCT-14           OCT-15          OCT-16       OCT-17
---------------------------------------------------------------------------------------------------------------------------------

Locked Out                              50.38%           52.99%           52.70%            51.70%         92.68%        23.01%
Greater of YM and 1.00% (2)(3)          49.62%           46.38%           46.67%            47.67%          7.32%         6.81%
Greater of YM and 2.00% (2)              0.00%            0.00%            0.00%             0.00%          0.00%         0.00%
Open                                     0.00%            0.63%            0.63%             0.64%          0.00%        70.17%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%          100.00%          100.00%           100.00%        100.00%       100.00%
=================================================================================================================================
Pool Balance Outstanding            $1,289,586,772   $1,184,011,717   $1,169,391,118   $1,137,427,737   $88,713,889   $86,130,736
% Initial Pool Balance                  84.03%           77.15%           76.20%           74.11%          5.78%         5.61%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

Prepayment Restrictions (cont'd)      Oct-18        Oct-19        Oct-20       Oct-21
---------------------------------------------------------------------------------------

Locked Out                           78.30%         79.72%       81.51%         0.00%
Greater of YM and 1.00% (2)(3)       21.70%         20.28%       18.49%        100.00%
Greater of YM and 2.00% (2)           0.00%         0.00%         0.00%         0.00%
Open                                  0.00%         0.00%         0.00%         0.00%
---------------------------------------------------------------------------------------
TOTALS                               100.00%       100.00%       100.00%       100.00%
=======================================================================================
Pool Balance Outstanding           $23,949,555   $22,091,317   $20,109,261   $2,902,107
% Initial Pool Balance                1.56%         1.44%         1.31%         0.19%

Notes:

(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                      T-15

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - US BANCORP TOWER
--------------------------------------------------------------------------------

                       [4 PHOTOS OF US BANCORP TOWER OMITTED]

                                      T-16

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 - US BANCORP TOWER
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF US BANCORP TOWER OMITTED]

                                      T-17

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 1 -- US BANCORP TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $186,550,000
CUT-OFF DATE BALANCE:                      $186,550,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        September 3, 2006
INTEREST RATE:                             6.131%
AMORTIZATION:                              Interest Only
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             August 3, 2016
EXPECTED MATURITY BALANCE:                 $186,550,000
SPONSORS:                                  JP Morgan Investment Management;
                                           Unico Properties; and US Bancorp
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of
                                           August 3, 2009 or 2 years after the
                                           REMIC "start-up" day, with U.S.
                                           Treasury defeasance or the payment of
                                           the greater of a yield maintenance
                                           premium and 1% of the principal
                                           balance thereafter. Prepayable
                                           without penalty from and after
                                           February 3, 2016.
LOAN PER SF:                               $169.77
UP-FRONT RESERVES:                         None
ONGOING RESERVES:                          Cap Ex:      Springing
                                           RE Tax:      Springing
                                           Insurance:   Springing
                                           TI/LC:       Springing
LOCKBOX:                                   Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Office
PROPERTY SUB-TYPE:                         Urban
LOCATION:                                  Portland, OR
YEAR BUILT/RENOVATED:                      1974 - 1983 / NAP
PERCENT LEASED(1):                         93.6%
SQUARE FOOTAGE:                            1,098,843
THE COLLATERAL:                            42-story Class A office tower;
                                           contiguous 7-story office and retail
                                           center; and 13-story parking
                                           structure.
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT                        Unico Properties LLC
3RD MOST RECENT NET OP. INCOME:            $16,415,597
2ND MOST RECENT NET OP. INCOME:            $15,987,102
MOST RECENT NET OP. INCOME:                $17,698,017
U/W NET OP. INCOME:                        $17,946,890
U/W NET CASH FLOW:                         $16,933,611
U/W OCCUPANCY:                             93.6%
APPRAISED VALUE:                           $290,000,000
CUT-OFF DATE LTV:                          64.3%
MATURITY DATE LTV:                         64.3%
DSCR:                                      1.46x
POST IO DSCR:                              NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated July 18, 2006.

THE US BANCORP TOWER LOAN

          THE LOAN. The largest loan (the "US Bancorp Tower Loan") as evidenced by the three Promissory Notes (collectively, the "US Bancorp Tower Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents,
Security Agreement and Fixture Filing (the "US Bancorp Tower Mortgage")
encumbering the 1,098,843 square foot 42-story Class A office tower, a contiguous 7-story office and retail center, and a 13-story parking structure known as US Bancorp Tower, located in Portland, Oregon (the "US Bancorp Tower
Property"). The US Bancorp Tower Loan was originated on August 3, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is One Eleven Tower LLC, a Delaware limited liability company (the "US Bancorp Tower Borrower") that owns no material asset other than the US Bancorp Tower Property and related interests. The US Bancorp
Tower Borrower is owned by JP Morgan Investment Management (91%), Unico
Properties (5%), and US Bancorp (4%), the sponsors of the US Bancorp Tower

                                      T-18

Loan. JP Morgan Investment Management is an institutional investor with a reported $873 billion of assets under its management and a team of 189 real estate professionals. Unico Properties is a privately-owned real estate investment and operating company in the Pacific Northwest, operating over 5.3 million square feet of office space.

          THE PROPERTY. The US Bancorp Tower Property is a Class A office building located in Portland, Oregon, at 111 SW Fifth Avenue. The US Bancorp
Tower Property consists of a 764,136 square foot, 42-story office tower with parallelogram-shaped floor plates averaging 18,600 square feet; a contiguous
316,423 square foot, 7-story office and retail plaza with floor plates averaging
43,000 SF; and a 13-story parking structure. The US Bancorp Tower Property contains a total of 994 parking spaces in the parking structure and the underbuilding parking levels at the office towers. The 7-story office and retail center was originally constructed in 1974, and the 42-story office tower and the
13-story parking structure were originally constructed in 1983. Other than the improvements and upgrades made in the ordinary course of business, there is no planned renovation program. The average total rent per square foot at US Bancorp
Tower for 2003, 2004, and 2005 was $23.69 psf, $23.97 psf, and $25.74 psf
respectively. Since 2001, the US Bancorp Tower Property has maintained an annual average occupancy of at least 91%.

          LARGEST TENANT. The only tenant that occupies 10% or more of the total rentable square footage of the US Bancorp Tower Property is U.S. Bancorp, which occupies 43.9% of the US Bancorp Tower Property. U.S. Bancorp is the sixth largest bank holding company in the United States with a reported $209 billion of assets. U.S. Bancorp occupies approximately 482,686 square feet of the US
Bancorp Tower Property and its annual rent is approximately $10,160,513. U.S.
Bancorp's lease expires on June 30, 2015, and U.S. Bancorp has four five-year options to renew its lease.

          The following table presents certain information relating to the lease rollover at the US Bancorp Tower Property:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                           % OF TOTAL         CUMULATIVE % OF
                              UNDERWRITTEN BASE                                   UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %        RENTAL             BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING    REVENUES ROLLING    REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------

    Vacant           --                 --               6%              6%               --                   --
     MTM              2             $ 0.00               0%              7%               0%                   0%
     2006             8             $23.42               1%              8%               2%                   2%
     2007             9             $23.44               6%             14%               7%                   8%
     2008             9             $22.57               4%             18%               5%                  13%
     2009            17             $18.94               7%             25%               7%                  20%
     2010             9             $20.97               3%             29%               4%                  23%
     2011             6             $21.93               7%             36%               8%                  31%
     2012             7             $17.33               9%             44%               8%                  39%
     2013             7             $25.41              10%             54%              13%                  52%
     2014            --                --                --             54%               --                  52%
     2015            27             $21.05              44%             98%              47%                  98%
2016 & Beyond         1             $20.08               2%            100%               2%                 100%

          The following table presents certain information relating to the major tenants at the US Bancorp Tower Property:

                                                                                       % OF TOTAL     ANNUALIZED
                             CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/         TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME          MOODY'S S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

US Bancorp                  AA- / Aa2 / AA-     482,686       44%      $10,160,513          47%         $21.05      06/30/2015
Miller Nash LLP                 --/--/--         72,453        7%      $ 1,909,170           9%         $26.35      11/30/2013
KPFF Consulting Engineers                        49,210        4%      $   967,707           4%         $19.66      05/31/2012
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          604,349       55%      $13,037,390          60%         $21.57
==============================================================================================================================
Other Tenants                     NAP           423,966       39%      $ 8,789,143          40%         $20.73       Various
Vacant Space                      NAP            70,528        6%      $         0           0%         $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        1,098,843      100%      $21,826,533         100%         $21.23
==============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. Upon the occurrence and continuance of an Escrow
Period, the US Bancorp Tower Borrower is required to deposit into separate escrow accounts (a) 1/12 of the annual real estate taxes on a monthly basis; (b)
1/12 of the annual insurance premiums on a monthly basis; and (c) 1/12 of the product of 0.25 times the rentable square footage at the US Bancorp Tower
Property in respect of

                                      T-19

capital expenditures. An "Escrow Period" occurs upon either (i) the occurrence and continuance of an event of default or (ii) any period of time during which the actual DSCR for any test period is less than 1.15x. An "Escrow Period" ends when (i) an event of default no longer exists or has been waived by the lender and (ii) the actual DSCR for 2 consecutive fiscal quarters is at least 1.15x.
The US Bancorp Tower Borrower is required to deposit $10,000,000 in the U.S.
Bancorp Account in respect of tenant improvements and leasing commissions within
10 days following U.S. Bancorp sending notice to the US Bancorp Tower Borrower that it will not extend its lease or the failure of U.S. Bancorp to extend or renew its lease at the US Bancorp Tower Property by the deadline set forth in the lease with U.S. Bancorp. In addition, the US Bancorp Tower Borrower shall deposit into a lease termination account any termination fee it receives in respect of any leases that are terminated, and so long as there is no event of default, such termination fee shall be disbursed from the lease termination account to the US Bancorp Tower Borrower.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the US Bancorp Tower Loan.

          PROPERTY MANAGEMENT. The US Bancorp Tower Property is managed by Unico
Properties LLC, which is one of the sponsors of the US Bancorp Tower Loan. The management agreement is subordinate to the US Bancorp Tower Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Certain owners of the US
Bancorp Tower Borrower are permitted to obtain mezzanine financing up to the amount of $28,000,000, subject to the execution of an intercreditor agreement and satisfaction of certain conditions in the US Bancorp Tower Loan, including but not limited to a DSCR of no less than 1.10x and an LTV of no greater than
75%.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          COMPETITION. The general competitive conditions to which the US
Bancorp Tower Property is subject includes the six office buildings outlined below:

                                   YEAR BUILT /               NUMBER OF     AVERAGE     DIRECT VACANT               DISTANCE TO
PROPERTY                            RENOVATED     TOTAL GLA     FLOORS    ASKING RENT    SQUARE FEET    OCCUPANCY     SUBJECT
-------------------------------------------------------------------------------------------------------------------------------

ODS TOWER                              1999        398,412        24         $25.68             --         100%      0.4 miles
601 SW 2nd Avenue
Portland, OR

FOX TOWER                              2000        527,252        26         $26.25          7,679          99%      0.9 miles
805 SW Broadway
Portland, OR

WELLS FARGO BUILDING                   1972        694,000        40         $23.48         43,264          94%      0.8 miles
1300 SW Fifth Avenue
Portland, OR

BANK OF AMERICA FINANCIAL CENTER       1987        295,067        18         $22.61         12,076          96%      0.5 miles
121 SW Morrison
Portland, OR

PACWEST CENTER                         1984        512,000        29         $25.00         26,174          95%      0.8 miles
1200 SW Fifth Avenue
Portland, OR

1000 BROADWAY                          1991        240,000        24         $23.00         31,675          87%      1.0 miles
1000 SW Broadway
Portland, OR

Source: Cushman & Wakefield of Oregon, Inc.

          Certain additional information regarding the US Bancorp Tower Loan and the US Bancorp Tower Property is set forth on Appendix II hereto.

                                      T-20

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-21

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2 -- 225 SOUTH SIXTH STREET
--------------------------------------------------------------------------------

                  [5 PHOTOS OF 225 SOUTH SIXTH STREET OMITTED]

                                      T-22

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2 -- 225 SOUTH SIXTH STREET
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF 225 SOUTH SIXTH STREET OMITTED]

                                      T-23

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2 -- 225 SOUTH SIXTH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):                       $152,500,000
CUT-OFF DATE BALANCE(1):                   $152,500,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        October 9, 2006
INTEREST RATE:                             5.860%
AMORTIZATION:                              Interest Only
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             September 9, 2011
EXPECTED MATURITY BALANCE(1):              $152,500,000
SPONSOR:                                   ASB Capital Management
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of
                                           September 9, 2009 or 2 years after
                                           the REMIC "start-up" day, with the
                                           payment of the greater of a yield
                                           maintenance premium and 1% of the
                                           principal balance thereafter.
                                           Prepayable without penalty from and
                                           after June 9, 2011.
LOAN PER SF(1):                            $116.83
UP-FRONT RESERVES:                         None
ONGOING RESERVES:                          RE Tax:      Springing
                                           Insurance:   Springing
                                           Cap Ex:      Springing
                                           TI/LC:       Springing
                                           Other:       Springing
LOCKBOX:                                   Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Office
PROPERTY SUB-TYPE:                         Urban
LOCATION:                                  Minneapolis, MN
YEAR BUILT/RENOVATED:                      1992 / NAP
PERCENT LEASED(2):                         75.8%
SQUARE FOOTAGE:                            1,390,894
THE COLLATERAL:                            53-story office building
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Hines Interests Limited Partnership
3RD MOST RECENT NET OP. INCOME:            $13,267,369
2ND MOST RECENT NET OP. INCOME:            $13,506,490
MOST RECENT NET OP. INCOME:                $13,216,613
U/W NET OP. INCOME:                        $14,723,682
U/W NET CASH FLOW:                         $12,862,370
U/W OCCUPANCY:                             75.8%
APPRAISED VALUE(1):                        $250,000,000
CUT-OFF DATE LTV(1):                       65.0%
MATURITY DATE LTV(1):                      65.0%
DSCR(1):                                   1.33x
POST IO DSCR:                              NAP
--------------------------------------------------------------------------------

(1)  The subject $152,500,000 loan represents a 93.8% pari passu interest in a
     $162,500,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $162,500,000 financing. The Appraised Value is the current "as is value". The appraiser provided an estimated stabilized value of $280,000,000, effective when the property reaches stabilized occupancy, estimated at January 1, 2008.

(2)  Percent leased is based on the rent roll dated September 11, 2006.

THE 225 SOUTH SIXTH STREET LOAN

          THE LOAN. The second largest loan (the "225 South Sixth Street Loan")
as evidenced by the Promissory Note (the "225 South Sixth Street Note") is
secured by a first priority fee Mortgage, Assignment of Leases and Rents,
Fixture Filing and Security Agreement (the "225 South Sixth Street Mortgage")
encumbering the 1,390,894 square foot office building known as 225 South Sixth
Street, located in Minneapolis, Minnesota (the "225 South Sixth Street
Property"). The 225 South Sixth Street Loan was originated on August 16, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Minneapolis 225 Holdings, LLC, a
Delaware limited liability company (the "225 South Sixth Street Borrower") that owns no material asset other than the 225 South Sixth Street Property and related interests. The 225 South Sixth Street Borrower is a wholly-owned subsidiary of Chevy Chase Trust Company Collective Investment Trust Employee
Benefit Real Estate Fund. The sponsor of the 225 South Sixth Street Loan, ASB
Capital Management, is a wholly-owned subsidiary of Chevy Chase Bank. ASB

                                      T-24

Capital Management manages a reported $1.3 billion in assets on behalf of its real estate clients, and its portfolio includes 63 properties totaling 7.8 million square feet of office, retail, industrial, residential, and hotel properties in 28 markets across the United States.

          THE PROPERTY. The 225 South Sixth Street Property is located in
Minneapolis, Minnesota, at 225 South Sixth Street. The 225 South Sixth Street
Property was originally constructed in 1992. It consists of a 1,390,894 square foot, 53-story office building. The 225 South Sixth Street Property is situated on approximately 1.7 acres and includes 563 parking spaces.

          The following table presents certain information relating to the lease rollover at the 225 South Sixth Street Property:

                             LEASE ROLLOVER SCHEDULE

                                AVERAGE                                         % OF TOTAL       CUMULATIVE % OF
                            UNDERWRITTEN BASE                                UNDERWRITTEN BASE  TOTAL UNDERWRITTEN
               # OF LEASES     RENT PER SF     % OF TOTAL SF   CUMULATIVE %  RENTAL REVENUES        BASE RENTAL
     YEAR        ROLLING        ROLLING           ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

    Vacant          --                --            24%            24%              --                  --
     MTM             2            $ 1.60             0%            24%               0%                  0%
     2006            1            $ 5.00             0%            24%               0%                  0%
     2007            7            $19.88             4%            28%               7%                  7%
     2008           27            $17.19            22%            50%              33%                 40%
     2009            7            $15.29             3%            53%               4%                 44%
     2010           18            $15.24            19%            72%              26%                 69%
     2011            7            $12.12             6%            78%               6%                 75%
     2012            4            $17.33             1%            79%               2%                 77%
     2013            4            $11.93             3%            82%               3%                 80%
     2014            3            $11.40             1%            83%               1%                 81%
     2015            7            $12.22             4%            87%               4%                 85%
2016 & Beyond       10            $12.74            13%           100%              15%                100%

          The following table presents certain information relating to the major tenants at the 225 South Sixth Street Property:

                                                                                    % OF TOTAL     ANNUALIZED
                                    CREDIT RATING                      ANNUALIZED   ANNUALIZED    UNDERWRITTEN
                                       (FITCH/        TENANT   % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME                MOODY'S S&P)(1)     NRSF    NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION(2)
-----------------------------------------------------------------------------------------------------------------------------

Ameriprise Financial Services (3)      A-/A3/A-       221,188   16%   $ 3,795,427        24%        $17.16        06/30/2008
Capella University                     --/--/--       203,321   15%   $ 3,054,201        19%        $15.02        10/31/2010
Winthrop & Weinstine                   --/--/--        79,815    6%   $ 1,451,037         9%        $18.18        02/28/2017
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                504,324   36%   $ 8,300,665        52%        $16.46
=============================================================================================================================
Other Tenants                            NAP          549,894   40%   $ 7,556,923        48%        $13.74         Various
Vacant Space                             NAP          336,676   24%   $         0         0%        $ 0.00            NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              1,390,894  100%   $15,857,588       100%        $15.04
=============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Each of the three largest tenants lease their respective spaces pursuant to multiple leases; however, each of the leases for each individual tenant expire on the same day.

(3)  The Ameriprise Financial Services tenant subleases 158,217 square feet of its space to various tenants and the remaining 62,971 square feet is currently vacant. In addition, Ameriprise Financial Services previously leased 142,049 of additional square footage at the property, which is now part of the Capella University space. Ameriprise Financial Services remains obligated for the difference between the Capella University rental payments and its original lease rate.

          ESCROWS AND RESERVES. The 225 South Sixth Street Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly.
However, as long as no Event of Default has occurred and is continuing and proof of payment is provided to Lender that all payments were made on-time, the real estate tax escrow and the insurance escrow shall be waived. The 225 South Sixth
Street Borrower is also required to escrow $23,151 monthly for capital expenditures and $123,692 monthly for tenant improvements and leasing commissions. However, as long as no Event of Default has occurred and is continuing and Borrower continues to maintain the 225 South Sixth Street
Property as a "Class A" office building, the capital expenditures escrow and the tenant improvements and leasing commissions escrows shall be waived. In the event that the 225 South Sixth Street Borrower receives a fee, payment, or other compensation from any tenant relating to, or in exchange for, the termination of such tenant's lease, the 225 South Sixth Street Borrower shall immediately deposit such lease termination fee with the Lender.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 225 South Sixth Street Loan.

                                      T-25

          PROPERTY MANAGEMENT. The 225 South Sixth Street Property is managed by
Hines Interests Limited Partnership. The management agreement is subordinate to the 225 South Sixth Street Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the 225 South Sixth Street Borrower, Minneapolis 225 Member, LLC, has
obtained a mezzanine financing commitment in the amount of $25,000,000, from
Morgan Stanley Mortgage Capital Inc. The commitment is for five years, including a three-year draw period. Any funds drawn pursuant to this commitment must be used for building tenanting costs. If the funding commitment is not fully utilized by the end of the second extension option, the borrower may request any remaining funds and place them into the property TI/LC reserve account.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the 225 South Sixth Street
Loan and the 225 South Sixth Street Property is set forth on Appendix II hereto.

                                      T-26

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-27

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 -- DULLES EXECUTIVE PLAZA
--------------------------------------------------------------------------------

                  [8 PHOTOS OF DULLES EXECUTIVE PLAZA OMITTED]

                                      T-28

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 -- DULLES EXECUTIVE PLAZA
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF DULLES EXECUTIVE PLAZA OMITTED]

                                      T-29

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 -- DULLES EXECUTIVE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $68,750,000
CUT-OFF DATE BALANCE:                      $68,750,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        October 1, 2006
INTEREST RATE:                             5.851%
AMORTIZATION:                              Interest Only
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             September 1, 2016
EXPECTED MATURITY BALANCE:                 $68,750,000
SPONSORS:                                  Minto Holdings Inc. and Inland
                                           American Real Estate Trust, Inc.
INTEREST CALCULATION:                      30/360
CALL PROTECTION:                           Locked out through August 31, 2009.
                                           In connection with any voluntary
                                           prepayment, the borrower must pay a
                                           premium equal to the greater of a
                                           yield maintenance premium and 1% of
                                           the principal balance. Prepayable
                                           without penalty from and after August
                                           1, 2016.
LOAN PER SF:                               $181.11
UP-FRONT RESERVES:                         None
ONGOING RESERVES:                          RE Tax:          Springing
                                           Insurance:       Springing
                                           Cap Ex:          Springing
LOCKBOX:                                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Office
PROPERTY SUB-TYPE:                         Suburban
LOCATION:                                  Herndon, VA
YEAR BUILT/RENOVATED:                      2001 / NAP
PERCENT LEASED(1):                         91.3%
SQUARE FOOTAGE:                            379,596
THE COLLATERAL:                            Two Class A suburban office buildings
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Inland American Office Management,
                                           LLC
3RD MOST RECENT NET OP. INCOME:            NAP
2ND MOST RECENT NET OP. INCOME:            $5,410,339
MOST RECENT NET OP. INCOME:                $5,252,831
U/W NET OP. INCOME:                        $7,494,943
U/W NET CASH FLOW:                         $7,121,223
U/W OCCUPANCY:                             89.3%
APPRAISED VALUE:                           $125,100,000
CUT-OFF DATE LTV:                          55.0%
MATURITY LTV:                              55.0%
DSCR:                                      1.77x
POST IO DSCR:                              NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated June 1, 2006.

THE DULLES EXECUTIVE PLAZA LOAN

          THE LOAN. The third largest loan (the "Dulles Executive Plaza Loan")
is evidenced by one promissory note and is secured by a first priority mortgage on the Dulles Executive Plaza office buildings located in Herndon, VA (the
"Dulles Executive Plaza Property"). The Dulles Executive Plaza Loan was
originated on August 30, 2006 by Bear Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is MB Herndon, L.L.C., a Delaware limited liability company (the "Dulles Executive Plaza Borrower") that owns no material assets other than the Dulles Executive Plaza Property. The sole member of the
Dulles Executive Plaza Borrower is Minto Builders (Florida), Inc., a Florida
corporation, which is jointly owned by Minto (Delaware), LLC ("Minto") and
Inland American Real Estate Trust, Inc. ("Inland American"). Minto is in turn owned by Minto Holdings, Inc. Inland American, an affiliate of The Inland Group,
Inc., is a newly formed real estate investment trust. The Inland Group, Inc., together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

                                     T-30

          THE PROPERTY. The Dulles Executive Plaza Property is a two building,
379,596 square foot, Class A office complex located in Herndon, Virginia. Built in 2001, the two six-story buildings are situated on 14.7 acres, which also include 392 parking spaces within a three-story parking deck and 1,118 surface parking spaces. The Dulles Executive Plaza Property is located less than one mile from Route 267 (the "Dulles Toll Road") in the Dulles Corridor of metro
Washington, D.C. The Dulles Toll Road is an eight lane divided highway that provides access to Dulles Airport, which is located only three miles to the west of the property. The Dulles Executive Plaza Property is currently approximately
91% leased to seven tenants. Investment grade rated tenants or their affiliates at the Dulles Executive Plaza Property account for approximately 88% of the net rentable area and approximately 97% of the in-place base rent. The largest lease is to Cisco Systems, which accounts for approximately 50% of total net rentable area at the property. The Cisco space has been subleased in its entirety to
Lockheed Martin Corp. ("Lockheed"). Lockheed also directly leases 98,868 square feet to bring its total square footage at the Dulles Executive Plaza Property to
288,632 square feet or 76% of the total net rentable area. Other notable tenants at the Dulles Executive Plaza Property include Exostar, LLC (a collaborative venture between Boeing, Raytheon, and others) and Nokia Internet Communications.

          The following table presents certain information relating to the lease rollover at the Dulles Executive Plaza Property:

                             LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                     % OF TOTAL      CUMULATIVE % OF TOTAL
                               UNDERWRITTEN                 CUMULATIVE   UNDERWRITTEN BASE     UNDERWRITTEN BASE
                # OF LEASES      BASE RENT     % OF TOTAL     % OF SF     RENTAL REVENUES       RENTAL REVENUES
    YEAR          ROLLING     PER SF ROLLING   SF ROLLING     ROLLING         ROLLING               ROLLING
------------------------------------------------------------------------------------------------------------------

Vacant               --               --            9%            9%             --                  --
2006                  1           $28.50            0%            9%              1%                  1%
2007                  1           $34.04            4%           13%              5%                  6%
2008                  1           $25.32            1%           14%              1%                  7%
2009                 --               --           --            14%             --                   7%
2010                 --               --           --            14%             --                   7%
2011                  4           $27.44           68%           83%             75%                 82%
2012                 --               --           --            83%             --                  82%
2013                  1           $25.50           17%          100%             18%                100%
2014                 --               --           --           100%             --                 100%
2015                 --               --           --           100%             --                 100%
2016 & Beyond        --               --           --           100%             --                 100%

          The following table presents certain information relating to the tenants at the Dulles Executive Plaza Property:

                                                                                     % OF TOTAL     ANNUALIZED
                                CREDIT RATING                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  (FITCH/          TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME             MOODY'S/S&P)(1)     NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Cisco Systems (2)                   --/A1/A+      189,764     50%     $4,944,295         52%          $26.05      05/31/2011
Lockheed Martin Corp. (3)         A-/Baa1/BBB+     98,868     26%     $2,554,171         27%          $25.83      02/28/2013
ExoStar, LLC                           (4)         31,565      8%     $1,156,542         12%          $36.64      05/31/2011
Nokia Internet Communications        A+/A1/A       14,777      4%     $  503,061          5%          $34.04      12/31/2007
netASPx, Inc.                       --/--/--        5,515      1%     $  154,420          2%          $28.00      06/30/2011
NetMasterClass, LLC                 --/--/--        4,326      1%     $  109,534          1%          $25.32      01/31/2008
CBRE (Management Office)           --/Ba1/BB+       1,744      0%     $   49,704          1%          $28.50      12/31/2006
TOTAL/WEIGHTED AVERAGE                            346,559     91%     $9,471,727        100%          $27.33
Other Tenants                          NAP              0      0%     $        0          0%          $ 0.00          NAP
Vacant Space                           NAP         33,037      9%     $        0          0%          $ 0.00          NAP
TOTAL/WEIGHTED AVERAGE                            379,596    100%     $9,471,727        100%          $24.95

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The entire 189,764 square foot space is subleased to Lockheed Martin Corp.

(3)  33,037 square feet of the Lockheed Martin Corp. space expire on December
     31, 2011.

(4)  ExoStar, LLC is a consortium of BAE Systems (BBB/Baa2/BBB), Boeing
     (A+/A2/A), Lockheed Martin (A-/Baa1/BBB+), Raytheon (BBB/Baa2/BBB) and
     Rolls-Royce (BBB+/Baa1/A-).

                                      T-31

          ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the Dulles Executive Plaza Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Dulles Executive Plaza Borrower fails to provide evidence of property maintenance or an event of default occurs.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a cash management event. A cash management event is triggered upon (i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default,
(iii) the bankruptcy of the Dulles Executive Plaza Borrower, the property manager or the anchor tenant (collectively Cisco Systems, Inc. and Lockheed
Martin Corporation), (iv) the Cisco lease (expiring May 31, 2011) is not renewed on or before June 1, 2010, (v) the Lockheed lease for suite 500 & 600 (expiring
February 28, 2013) is not renewed on or before March 1, 2012, or (vi) the
Lockheed lease for suite 300 is not renewed on or before January 1, 2011. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan), subject to certain conditions, including but not limited to, the DSCR for the preceding six month period being greater than or equal to 1.35x for two complete, consecutive calendar quarters or the receipt of new leases, as applicable, with Cisco, Lockheed, or an approved replacement tenant.

          PROPERTY MANAGEMENT. The Dulles Executive Plaza Property is managed by
Inland American Office Management, LLC, an affiliate of the Dulles Executive
Plaza Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. The Dulles Executive Plaza Borrower may obtain a release of a designated out-parcel, without any required prepayment of the
Dulles Executive Plaza Loan, provided the Dulles Executive Plaza Borrower satisfies certain legal conditions. BSCMI attributed no income to the designated out-parcel and the appraisal attributed no value to it.

          Certain additional information regarding the Dulles Executive Plaza
Loan and the Dulles Executive Plaza Property is set forth on Appendix II hereto.

                                      T-32

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-33

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - W HOTEL SAN DIEGO
--------------------------------------------------------------------------------

                      [5 PHOTOS OF W HOTEL SAN DIEGO OMITTED]

                                      T-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - W HOTEL SAN DIEGO
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF W HOTEL SAN DIEGO OMITTED]

                                      T-35

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - W HOTEL SAN DIEGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $65,000,000
CUT-OFF DATE BALANCE:                      $65,000,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        August 1, 2006
INTEREST RATE:                             6.14175%
AMORTIZATION:                              Interest only through April 1, 2012.
                                           Principal and interest payments of
                                           $395,651.19 monthly beginning May 1,
                                           2012 through the maturity date.
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             January 1, 2018
EXPECTED MATURITY BALANCE:                 $60,277,384
SPONSOR:                                   Sunstone Hotels Investors, Inc.
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of June
                                           26, 2009 or 2 years after the REMIC
                                           "start-up" day, with U.S. Treasury
                                           defeasance thereafter.  Prepayable
                                           without penalty from and after
                                           October 1, 2017.
LOAN PER ROOM:                             $251,938
UP-FRONT RESERVES:                         RE Tax:                 $321,417
                                           Deferred Maintenance:   $16,500
ONGOING RESERVES:                          RE Tax:                 $80,354/month
                                           Insurance:              Springing
LOCKBOX:                                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Hospitality
PROPERTY SUB-TYPE:                         Full Service
LOCATION:                                  San Diego, CA
YEAR BUILT/RENOVATED:                      2002 / NAP
OCCUPANCY(1):                              77.3%
ROOMS:                                     258
THE COLLATERAL:                            19-story, full service hotel
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Starwood Hotels & Resorts Worldwide,
                                           Inc.
3RD MOST RECENT NET OP. INCOME:            $6,451,480
2ND MOST RECENT NET OP. INCOME:            $7,132,095
MOST RECENT NET OP. INCOME:                $6,757,303
U/W NET OP. INCOME:                        $7,786,014
U/W NET CASH FLOW:                         $6,651,848
U/W OCCUPANCY:                             75.5%
APPRAISED VALUE:                           $100,000,000
CUT-OFF DATE LTV:                          65.0%
MATURITY DATE LTV:                         60.3%
DSCR:                                      1.64x
POST IO DSCR:                              1.40x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve months financials dated June 30,
     2006.

THE W HOTEL SAN DIEGO LOAN

          THE LOAN. The fourth largest loan (the "W Hotel San Diego Loan") is evidenced by one promissory note and is secured by a first priority deed of trust and security agreement on the W Hotel San Diego and an adjacent 5,000 square foot building, both located in San Diego, California (the "W Hotel San
Diego Property"). The W Hotel San Diego Loan was originated on June 26, 2006 by
Bear Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is Sunstone Downtown, LLC, a Delaware limited liability company (the "W Hotel San Diego Borrower") that owns no material assets other than the W Hotel San Diego Property. The sponsor, Sunstone
Hotel Investors, Inc. ("Sunstone"; NYSE: SHO), is a southern California-based real estate investment trust that owns hotels throughout the United States. As of September 13, 2006, Sunstone owned 50 hotels with an aggregate of 15,928 rooms primarily in the upper-upscale and upscale segments, operated under franchises from nationally recognized hotel companies such as Marriott, Hyatt,
Hilton, Starwood and Fairmont.

                                      T-36

          THE PROPERTY. The W Hotel San Diego Property is a 19-story, 258-room full service hotel located in downtown San Diego, California. Adjacent to the hotel, and part of the collateral for the W Hotel San Diego Loan, is a 5,000 square foot 1-story building leased to Karl Strauss Brewery. The W Hotel San
Diego Property is situated on State Street and B Street and is in close proximity to the San Diego Convention Center and the downtown San Diego office space corridor and Cruise Ship Terminal. The property is also situated near the restaurant and entertainment areas of Little Italy, Seaport Village, the San
Diego bayfront and the Gaslamp Quarter. Amtrak and the San Diego trolley station are in close proximity to the property. The W Hotel San Diego features three levels of subterranean parking, five meeting rooms with approximately 4,026 square feet of meeting space, an outdoor pool, fitness center, spa (4 treatment rooms), a business center and the Beach bar night club. Typical room amenities include a king or queen size bed, 32" Plasma TV and DVD player, high-speed
Internet access and a mini-bar.

              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                    COMPETITIVE SET (1)            W HOTEL SAN DIEGO (2)           PENETRATION FACTOR
               -----------------------------   -----------------------------   --------------------------
    YEAR       OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
---------------------------------------------------------------------------------------------------------

    2003         78.8%     $158.10   $124.60     69.6%     $201.88   $140.60     88.3%     127.7%  112.8%
    2004         77.9%     $159.16   $123.93     74.1%     $209.10   $154.91     95.1%     131.4%  125.0%
    2005         80.7%     $174.63   $140.94     78.4%     $229.44   $179.79     97.1%     131.4%  127.6%
T-12 06/2006     79.5%     $172.37   $137.03     77.3%     $235.84   $182.28     97.2%     136.8%  133.0%

(1)  Based data provided by STR Reports.

(2)  Based on operating statements provided by the W Hotel San Diego Borrower.

          ESCROWS AND RESERVES. An upfront escrow of $16,500 was taken for 125%
of identified deferred maintenance at the W Hotel San Diego Property. The W
Hotel San Diego Borrower is required to escrow 1/12 of annual real estate taxes monthly. Insurance reserves spring if the W Hotel San Diego Borrower fails to provide evidence of payment. An FF&E reserve of 4% of total gross revenues is collected on a monthly basis by the manager of the W Hotel San Diego Property and as such, the W Hotel San Diego Borrower is not required to escrow for FF&E.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered in the event
(i) the property is not managed by Starwood Hotels & Resorts Worldwide, Inc.
("Starwood"), pursuant to the management agreement or (ii) the property is not managed by a qualified manager pursuant to the Replacement Management Agreement.

          PROPERTY MANAGEMENT. The W Hotel San Diego Property is managed by
Starwood. Starwood (NYSE: HOT) is a hotel and leisure company with approximately
850 properties in more than 95 countries and 145,000 employees at its owned and managed properties. Starwood is an owner, operator and franchisor of hotels and resorts with the following brands: St. Regis, The Luxury Collection, Sheraton,
Westin, Four Points by Sheraton, W, Le Meridien and the recently announced
Aloft. Starwood also owns Starwood Vacation Ownership, Inc., a developer and operator of vacation interval ownership resorts.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the W Hotel San Diego Loan and the W Hotel San Diego Property is set forth on Appendix II hereto.

                                      T-37

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - HILTON TAPATIO
--------------------------------------------------------------------------------

                      [6 PHOTOS OF HILTON TAPATIO OMITTED]

                                      T-38

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - HILTON TAPATIO
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF HILTON TAPATIO OMITTED]

                                      T-39

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - HILTON TAPATIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $55,250,000
CUT-OFF DATE BALANCE:                      $55,250,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        October 1, 2006
INTEREST RATE:                             6.280%
AMORTIZATION:                              Interest only through September 1,
                                           2008. Principal and interest payments
                                           of $341,262.45 monthly beginning
                                           October 1, 2008 through the
                                           anticipated repayment date.
ARD:                                       September 1, 2016
HYPERAMORTIZATION:                         After the ARD, the loan interest rate
                                           steps up to five percent (5%) above
                                           the greater of (i) the initial
                                           interest rate and (ii) the Treasury
                                           Rate.
MATURITY DATE:                             September 1, 2036
EXPECTED ARD BALANCE:                      $49,340,401
SPONSOR:                                   Highland Hospitality LP
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of
                                           September 1, 2009 or 2 years after
                                           the REMIC "start-up" day, with U.S.
                                           Treasury defeasance thereafter.
                                           Prepayable without penalty from and
                                           after August 1, 2016.
LOAN PER ROOM:                             $94,444
UP-FRONT RESERVES:                         RE Tax:          $249,227
                                           Insurance:       $72,234
ONGOING RESERVES:                          RE Tax:          Springing
                                           Insurance:       Springing
                                           FF&E:            Springing
                                           Other:           Springing
LOCKBOX:                                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Hospitality
PROPERTY SUB-TYPE:                         Full Service
LOCATION:                                  Phoenix, AZ
YEAR BUILT/RENOVATED:                      1981 - 1983 / 2001 - 2006
OCCUPANCY(1):                              73.2%
ROOMS:                                     585
THE COLLATERAL:                            Full Service Hotel and Resort
OWNERSHIP INTEREST:                        Fee and Leasehold
PROPERTY MANAGEMENT:                       Hilton Hotels Corporation
3RD MOST RECENT NET OP. INCOME:            $6,917,415
2ND MOST RECENT NET OP. INCOME:            $6,979,750
MOST RECENT NET OP. INCOME(2):             $8,246,791
U/W NET OP. INCOME:                        $8,668,899
U/W NET CASH FLOW:                         $6,712,977
U/W OCCUPANCY:                             75.0%
APPRAISED VALUE:                           $85,000,000
CUT-OFF DATE LTV:                          65.0%
ARD LTV:                                   58.0%
DSCR:                                      1.91x
POST IO DSCR:                              1.64x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve month financials dated June 30,
     2006.

(2)  Most Recent NOI is based on the trailing twelve months as of June 30, 2006.

THE HILTON TAPATIO LOAN

          THE LOAN. The fifth largest loan (the "Hilton Tapatio Loan") as evidenced by the Promissory Note (the "Hilton Tapatio Note") is secured by a first priority fee and leasehold Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (the "Hilton Tapatio Mortgage") encumbering the 585-suite full-service hotel and resort known as Hilton Tapatio, located in
Phoenix, Arizona (the "Hilton Tapatio Property"). The Hilton Tapatio Loan was
originated on August 29, 2006 by or on behalf of Wells Fargo Bank, National
Association.

          THE BORROWER. The borrower is HH Tapatio Phoenix LLC, a Delaware limited liability company (the "Hilton Tapatio Borrower") that owns no material asset other than the Hilton Tapatio Property and related interests. The sponsor is Highland Hospitality LP, which owns a 100% partnership interest of the Hilton
Tapatio Borrower, while Highland Hospitality Corporation ("HHC" NYSE: HIH) owns a 98.9% limited partnership interest in Highland Hospitality LP. HHC is a
Maryland-based real estate investment trust that owns

                                      T-40

approximately 25 hotels consisting of 7,795 guestrooms in 13 states and the
District of Columbia. The properties are operated under a number of flags including Marriott, Hilton, Westin, Hyatt, Sheraton, Renaissance, Crowne Plaza,
Courtyard, Hilton Garden Inn, Wyndham, and Residence Inn. As of December 31,
2005, HHC had total shareholder equity of over $500 million.

          THE PROPERTY. The Hilton Tapatio Property is operated by Hilton Hotels
Corporation, and consists of a resort lodging facility, originally constructed from 1981 to 1983 and extensively renovated from 2001 to 2006, on approximately
232 acres, and includes 585 hotel suites. There are 226 king rooms; 321 double-queen rooms; 28 presidential suites; 9 ambassador suites and 1 grande suite. The Hilton Tapatio Property also contains 25,840 square feet of meeting space, four restaurants, eight pools, a spa, workout center, and two tennis courts. The hotel also offers an 18-hole golf championship course called the
Lookout Mountain Golf Club, which has been consistently ranked as one of the top
25 golf courses in Arizona. The Hilton Tapatio Property also has The Falls Water
Village, a 3-acre water park with a 138-foot waterslide, 23 private cabanas, a restaurant pavilion and 2 hot plunge spas. The Hilton Tapatio Property has undergone approximately $27 million in renovations from 2001 through 2005 and an additional $15.1 million is proposed to be spent through 2008 in accordance with
Hilton Hotel Corporation's property improvement plan ("PIP"). Highland
Hospitality LP has guaranteed the related PIP expenditures. The subject property buildings overlook the slopes of the Phoenix North Mountain Preserve, approximately 20 minutes from the Sky Harbor International Airport. A 32-acre portion of the golf course is leased pursuant to a ground lease that expires in
March 2054, and which has been subordinated to the Hilton Tapatio Mortgage.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                    COMPETITIVE SET                  HILTON TAPATIO              PENETRATION FACTOR
             -----------------------------   -----------------------------   --------------------------
   YEAR      OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY    ADR    REVPAR
-------------------------------------------------------------------------------------------------------

TTM 6/2004     64.3%     $128.98   $ 82.88     69.3%     $129.60   $ 89.85     107.9%    100.5%  108.4%
TTM 6/2005     70.1%     $133.46   $ 93.54     72.7%     $133.59   $ 97.17     103.8%    100.1%  103.9%
TTM 6/2006     73.4%     $145.30   $106.61     73.2%     $140.46   $102.87      99.8%     96.7%   96.5%

(1)  The above table is based on data provided by STR Reports.

          ESCROWS AND RESERVES. The Hilton Tapatio Borrower is not required to escrow for real estate taxes or insurance monthly provided Hilton Hotel
Corporation is making payments pursuant to the management agreement and no default exists. The FF&E impound is waived provided the Manager is maintaining the FF&E Fund in accordance with the management agreement. If the FF&E impound is restored, the Hilton Tapatio Borrower is required to escrow four percent (4%)
of Gross Revenues for FF&E on a monthly basis with the lender, or such other amount as required pursuant to the management agreement.

          If the Hilton Tapatio Borrower fails to complete any of the repairs excluded from the property improvement plan (as outlined in the Promissory Note,
Exhibit C) by September 1, 2009, the Hilton Tapatio Borrower will deposit an amount equal to 120% of the amount ascribed to each excluded repair. The excluded repairs are guaranteed by Highland Hospitality LP.

          In addition, within two business days of a Cash Flow Sweep Period
(defined in the "Lockbox and Cash Management" section), borrower must deposit:
the sum of one interest only or principal and interest payment, any impounds, and a $500 minimum account balance deposit.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox will spring and a Cash
Flow Sweep Period is triggered on the earlier of the following events: (i)
occurrence of default or (ii) the Hilton Tapatio Loan has not been paid in full on or before the Anticipated Repayment Date, and such Cash Flow Sweep Period shall continue until the date three months after the default has been cured or the loan has been paid in full.

          PROPERTY MANAGEMENT. The Hilton Tapatio Property is managed by Hilton
Hotels Corporation. Hilton Hotels Corporation (NYSE: HLT; rated BB/Ba2 by
S&P/Moody's) is a hospitality company with more than 2,300 franchised and managed hotels with approximately 350,000 rooms in 50 states and the District of
Columbia. Hilton Hotels Corporation has approximately 70,000 team members worldwide. The management agreement is subordinate to the Hilton Tapatio Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Hilton Tapatio Loan and the Hilton Tapatio Property is set forth on Appendix II hereto.

                                      T-41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 -- POTOMAC PLACE
--------------------------------------------------------------------------------

                       [4 PHOTOS OF POTOMAC PLACE OMITTED]

                                      T-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 -- POTOMAC PLACE
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF POTOMAC PLACE OMITTED]

                                      T-43

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 6 -- POTOMAC PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $44,000,000
CUT-OFF DATE BALANCE:                      $44,000,000
LOAN PURPOSE:                              Refinance
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        November 1, 2006
INTEREST RATE:                             5.940%
AMORTIZATION:                              Interest Only
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             October 1, 2016
EXPECTED MATURITY BALANCE:                 $44,000,000
SPONSORS:                                  Shelton Zuckerman
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of
                                           September 29, 2011 or 2 years after
                                           the REMIC "start-up" day, with U.S.
                                           Treasury defeasance or the payment of
                                           the greater of a yield maintenance
                                           premium and 1% of the principal
                                           balance thereafter. Prepayable
                                           without penalty from and after July
                                           1, 2016.
LOAN PER SF:                               $552.39
UP-FRONT RESERVES:                         None
ONGOING RESERVES:                          Cap Ex:      Springing
                                           RE Tax:      Springing
                                           Insurance:   Springing
                                           TI/LC:       Springing
LOCKBOX:                                   None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Retail
PROPERTY SUB-TYPE:                         Anchored
LOCATION:                                  Potomac, MD
YEAR BUILT/RENOVATED:                      1967 / 1989
PERCENT LEASED(1):                         100.0%
SQUARE FOOTAGE:                            79,654
THE COLLATERAL:                            Anchored retail center
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Zuckermann Gravely Management, Inc.
3RD MOST RECENT NET OP. INCOME:            $3,393,906
2ND MOST RECENT NET OP. INCOME:            $3,750,390
MOST RECENT NET OP. INCOME:                $4,180,352
U/W NET OP. INCOME:                        $3,944,214
U/W NET CASH FLOW:                         $3,831,105
U/W OCCUPANCY:                             96.2%
APPRAISED VALUE:                           $63,900,000
CUT-OFF DATE LTV:                          68.9%
MATURITY DATE LTV:                         68.9%
DSCR:                                      1.45x
POST IO DSCR:                              NAP
--------------------------------------------------------------------------------

(1)  Occupancy is based on the rent roll dated July 31, 2006.

THE POTOMAC PLACE LOAN

          THE LOAN. The sixth largest loan (the "Potomac Place Loan") as evidenced by the Promissory Note (the "Potomac Place Note") is secured by a first priority fee Indemnity Deed of Trust and Security Agreement (the "Potomac
Place Mortgage") encumbering the 79,654 square foot anchored retail center known as Potomac Place, located in Potomac, Maryland (the "Potomac Place Property").
The Potomac Place Loan was originated on September 29, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Potomac Shopping Center, LLC, a Maryland limited liability company (the "Potomac Place Borrower"). The Potomac Place
Mortgage was granted by an indemnitor that is affiliated with the Potomac Place
Borrower and that owns no material asset other than the Potomac Place Property and related interests. The sponsor of the Potomac Place Loan is Shelton
Zuckerman, an owner of Gravely Development, Inc., a full service real estate company. Gravely Development, Inc. reportedly owns approximately 1,400,000 net rentable square feet of existing commercial office and retail space, as well as approximately 1,700 apartment units in the Washington metropolitan area.

                                      T-44

          THE PROPERTY. The Potomac Place Property is located in Potomac,
Maryland, at 10102 River Road. The Potomac Place Property was originally constructed in 1967. It consists of a 79,654 square foot, one-story anchored retail center with second floor offices. The Potomac Place Property is situated on approximately 6.0 acres and includes 389 parking spaces. The Potomac Place
Property is anchored by Safeway and Rite Aid. Safeway occupies 20,159 square feet, its lease expires on September 30, 2027. Rite Aid occupies 8,720 square feet and its lease expires on September 30, 2017.

          The following table presents certain information relating to the lease rollover at the Potomac Place Property:

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                                         CUMULATIVE % OF
                          UNDERWRITTEN                                       % OF TOTAL           TOTAL
                 # OF         BASE                                       UNDERWRITTEN BASE     UNDERWRITTEN
                LEASES     RENT PER SF   % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES      BASE RENTAL
    YEAR        ROLLING      ROLLING        ROLLING      OF SF ROLLING        ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

   Vacant         --             --            --              --                --                 --
    2006           1         $60.10             3%              3%                4%                 4%
    2007           3         $55.30             6%              9%                7%                10%
    2008           9         $51.50            14%             23%               14%                24%
    2009           5         $57.43            13%             36%               14%                38%
    2010           5         $65.15             9%             45%               11%                49%
    2011           3         $53.87             4%             49%                4%                52%
    2012          --             --            --              49%               --                 52%
    2013           2         $59.87            12%             60%               13%                65%
    2014          --             --            --              60%               --                 65%
    2015           1         $75.00             2%             62%                2%                68%
2016 & Beyond      3         $44.17            38%            100%               32%               100%

          The following table presents certain information relating to the major tenants at the Potomac Place Property:

                                                                                 % OF TOTAL     ANNUALIZED
                          CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/       TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME       MOODY'S S&P)(1)    NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION(2)
---------------------------------------------------------------------------------------------------------------------------

Safeway                   BBB/Baa1/BBB-    20,159       25%       $  635,009         15%          $31.50       09/30/2027
Rite Aid                   CCC+/Caa1/B+     8,720       11%       $  654,000         16%          $75.00       09/30/2017
Strosniders Hardware         --/--/--       7,240        9%       $  426,791         10%          $58.95       04/30/2013
PNC Bank                      A/A1/A        4,971        6%       $  372,825          9%          $75.00       10/07/2009
Rockys Video                 --/--/--       4,008        5%       $  124,433          3%          $31.05       08/31/2009
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     45,098       57%       $2,213,057         53%          $49.07
===========================================================================================================================
Other Tenants                  NAP         34,556       43%       $1,983,630         47%          $57.40         Various
Vacant Space                   NAP              0        0%       $        0          0%          $ 0.00           NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     79,654      100%       $4,196,689        100%          $52.69
===========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Potomac Place Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly. However, as long as no Event of Default has occurred and is continuing, proof of payment is provided to lender that all payments were made on-time, and, in regard to the insurance escrow, the Potomac Place Borrower provides lender with a blanket insurance policy acceptable to lender and in accordance with the Potomac Place
Loan, the real estate tax escrow and the insurance escrow shall be waived. The
Potomac Place Borrower is also required to escrow $996 monthly for capital expenditures and $11,550 monthly for tenant improvements and leasing commissions. However, as long as no Event of Default has occurred and is continuing, the capital expenditures escrow and the tenant improvements and leasing commissions escrow shall be waived. The Potomac Place Borrower shall also remit to lender in reserve any lease termination fees it receives in respect of any leases that are terminated.

          LOCKBOX AND CASH MANAGEMENT. None.

          PROPERTY MANAGEMENT. The Potomac Place Property is managed by
Zuckerman Gravely Management, Inc., an affiliate of the Potomac Place Loan's sponsor. The management agreement is subordinate to the Potomac Place Loan.

                                      T-45

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The limited partners of the Potomac Place Borrower are permitted to obtain mezzanine financing, subject to the execution of an intercreditor agreement and the satisfaction of certain conditions in the Potomac Place Loan, including a DSCR of no less than 1.10x and an LTV of no greater than 85%.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). In addition to the permitted mezzanine loan described above, the Potomac Place Borrower is permitted to obtain a second priority mortgage, subject to the execution of a standstill agreement and the satisfaction of certain conditions, including an aggregate (together with any mezzanine loan) DSCR of no less that 1.30x and a combined LTV of no greater than 75%.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Potomac Place Loan and the Potomac Place Property is set forth on Appendix II hereto.

                                      T-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-47

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 7 -- GRESHAM STATION SHOPPING CENTER
--------------------------------------------------------------------------------

              [5 PHOTOS OF GRESHAM STATION SHOPPING CENTER OMITTED]

                                      T-48

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 7 -- GRESHAM STATION SHOPPING CENTER
--------------------------------------------------------------------------------

      [MAP INDICATING LOCATION OF GRESHAM STATION SHOPPING CENTER OMITTED]

                                      T-49

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 7 -- GRESHAM STATION SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):                       $41,500,000
CUT-OFF DATE BALANCE:                      $41,500,000
LOAN PURPOSE:                              Refinance
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        November 1, 2006
INTEREST RATE:                             5.990%
AMORTIZATION:                              Interest only through October 1,
                                           2009. Principal and interest payments
                                           of $248,546.74 monthly beginning
                                           November 1, 2009 through the maturity
                                           date.
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             October 1, 2016
EXPECTED MATURITY BALANCE:                 $37,557,001
SPONSOR:                                   Chang Management LLC
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of
                                           October 1, 2010 or 2 years after the
                                           REMIC "start-up" day, with U.S.
                                           Treasury defeasance thereafter.
                                           Prepayable without penalty from and
                                           after July 1, 2016.
LOAN PER SF:                               $140.29
UP-FRONT RESERVES:                         Deferred Maintenance:   $66,750
                                           Cap Ex:                 $623,299
                                           Other:                  $500,000
ONGOING RESERVES:
                                           RE Tax:                 Springing
                                           Insurance:              Springing
LOCKBOX:                                   None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Retail
PROPERTY SUB-TYPE:                         Anchored
LOCATION:                                  Gresham, OR
YEAR BUILT/RENOVATED:                      2001 / NAP
PERCENT LEASED(1):                         90.8%
SQUARE FOOTAGE:                            295,809
THE COLLATERAL:                            Anchored retail center
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Westlake Realty Group, Inc
3RD MOST RECENT NET OP. INCOME:            $4,241,581
2ND MOST RECENT NET OP. INCOME:            $3,241,932
MOST RECENT NET OP. INCOME:                $3,522,832
U/W NET OP. INCOME:                        $4,269,728
U/W NET CASH FLOW:                         $4,029,983
U/W OCCUPANCY:                             89.7%
APPRAISED VALUE:                           $64,000,000
CUT-OFF DATE LTV:                          64.8%
MATURITY DATE LTV:                         58.7%
DSCR:                                      1.60x
POST IO DSCR:                              1.35x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the underwritten rent roll as of August 1, 2006.

THE GRESHAM STATION SHOPPING CENTER LOAN

          THE LOAN. The seventh largest loan (the "Gresham Station Shopping
Center Loan") as evidenced by the Promissory Note (the "Gresham Station Shopping
Center Note") is secured by a first priority fee Deed of Trust and Absolute
Assignment of Rents and Leases and Security Agreement (the "Gresham Station
Shopping Center Mortgage") encumbering the 295,809 square foot anchored retail center known as Gresham Station Shopping Center, located in Gresham, Oregon (the
"Gresham Station Shopping Center Property"). The Gresham Station Shopping Center
Loan was originated on September 18, 2006 by or on behalf of Wells Fargo Bank,
National Association.

          THE BORROWER. The borrower is Westlake Gresham Center, LLC, a Delaware limited liability company (the "Gresham Station Shopping Center Borrower") that owns no material asset other than the Gresham Station Shopping Center Property and related interests. The Gresham Station Shopping Center borrower is 100%
owned by Chang Income Property Partnership, LP. Chang Income Property
Partnership, LP is 40% owned by Westlake Development Group, LLC and 60% owned by the TM & YF Chang Revocable Trust. Chang Income Property Partnership is a
subsidiary of Chang Management LLC. Chang Management LLC had total assets of over $382 million and a total net worth in excess of $211 million as of December
31, 2005.

                                      T-50

          THE PROPERTY. The Gresham Station Shopping Center Property is located in Gresham, Oregon, approximately 13 miles east of Portland. The subject was constructed in 2001 and consists of 295,809 square feet in 15 buildings. It is situated on approximately 16.2 acres and includes a total of 1,010 parking spaces, including 41 handicapped spaces. The major tenants at the subject are
Best Buy (38,600 square feet), Bed, Bath and Beyond, Inc. (30,000 square feet),
Border's Books (25,085 square feet), Old Navy (25,000 square feet) and Cost Plus
(18,300 square feet).

          The following table presents certain information relating to the lease rollover at the Gresham Station Shopping Center Property:

                             LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                                         CUMULATIVE % OF
                               UNDERWRITTEN                                % OF UNDERWRITTEN   UNDERWRITTEN TOTAL
                # OF LEASES   BASE RENT PER   % OF TOTAL    CUMULATIVE %   TOTAL BASE RENTAL       BASE RENTAL
     YEAR         ROLLING       SF ROLLING    SF ROLLING   OF SF ROLLING    REVENUES ROLLING    REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant           --               --           9%             9%               --                   --
     MTM              1           $17.75           0%             9%               0%                   0%
     2006             2           $18.41           5%            14%               6%                   6%
     2007             4           $24.23           5%            19%               7%                  13%
     2008             3           $21.02           2%            21%               2%                  15%
     2009             1           $29.00           1%            22%               2%                  16%
     2010             7           $15.51          16%            38%              15%                  31%
     2011            15           $19.34          30%            68%              35%                  66%
     2012             5           $24.86           4%            72%               5%                  72%
     2013             2           $22.55           3%            75%               5%                  76%
     2014            --               --          --             75%               --                  76%
     2015            --               --          --             75%               --                  76%
2016 & Beyond         4           $15.71          25%           100%              24%                 100%

          The following table presents certain information relating to the major tenants at the Gresham Station Shopping Center Property:

                                                                                 % OF TOTAL     ANNUALIZED
                              CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/ MOODY'S/    TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME              S&P) (1)         NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Best Buy                     BBB+/Baa2/BBB      38,600     13%   $  607,950          12%          $15.75      01/31/2017
Bed, Bath & Beyond, Inc.       --/--/BBB        30,000     10%   $  427,500           9%          $14.25      01/31/2011
Border's Books                  --/--/--        25,085      8%   $  337,500           7%          $13.45      01/31/2016
Cost Plus                       --/--/--        18,300      6%   $  322,080           7%          $17.60      01/31/2011
Old Navy                     BBB-/Baa3/BBB-     25,000      8%   $  302,500           6%          $12.10      11/30/2010
Men's Wearhouse                 --/--/--         7,000      2%   $  154,000           3%          $22.00      02/28/2007
Dress Barn                      --/--/--         9,097      3%   $  150,101           3%          $16.50      12/31/2006
Hallmark                        --/--/--         6,500      2%   $  143,000           3%          $22.00      02/28/2011
Famous Footwear                 --/--/--         8,075      3%   $  137,275           3%          $17.00      11/30/2010
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         167,657     57%   $2,581,905          53%          $15.40
========================================================================================================================
Other Tenants                     NAP          101,010     34%   $2,334,970          47%          $23.12       Various
Vacant Space                      NAP           27,142      9%   $        0           0%          $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(2)                      295,809    100%   $4,916,875         100%          $18.30
========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Average Total Rent Per SF excludes vacant space

          ESCROWS AND RESERVES. The Gresham Station Shopping Center Borrower is
not required to escrow for real estate taxes or insurance monthly provided no default exists. The Gresham Station Shopping Center Borrower was required to deposit $623,299 at loan closing for short-term capital expenditures including parking lot repairs, facade improvements, and roof replacement within one year from the date of the Gresham Station Shopping Center Note. The Gresham Station
Shopping Center Borrower also deposited $500,000 at loan closing to secure the delivery of the outstanding tenant estoppels. Lender shall disburse all of the funds upon receipt of executed estoppels from 90% of the NRA. In addition, an upfront reserve was required in the amount of $66,750 for deferred maintenance.
This amount represents 125% of the $53,400 estimated in the engineering report.

          LOCKBOX AND CASH MANAGEMENT. None.

                                      T-51

          PROPERTY MANAGEMENT. The Gresham Station Shopping Center Property is
managed by Westlake Realty Group, Inc., a subsidiary of Westlake Development
Company, Inc., an affiliate of the Gresham Station Shopping Center Borrower.
Westlake Realty Group, Inc. manages over 2 million square feet of commercial space and has 33 years of real estate management experience. The management agreement is subordinate to the Gresham Station Shopping Center Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Gresham Station Shopping
Center Loan and the Gresham Station Shopping Center Property is set forth in
Appendix II.

                                      T-52

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-53

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 -- CASA MONICA HOTEL
--------------------------------------------------------------------------------

                     [7 PHOTOS OF CASA MONICA HOTEL OMITTED]

                                      T-54

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 -- CASA MONICA HOTEL
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF CASA MONICA HOTEL OMITTED]

                                      T-55

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 -- CASA MONICA HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $40,000,000
CUT-OFF DATE BALANCE:                      $40,000,000
LOAN PURPOSE:                              Refinance
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        November 1, 2006
INTEREST RATE:                             5.800%
AMORTIZATION:                              Interest only through October 1,
                                           2008. Principal and interest payments
                                           of $234,701.22 beginning November 1,
                                           2008 through the maturity date.
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             October 1, 2016
EXPECTED MATURITY BALANCE:                 $35,350,394
SPONSOR:                                   Richard C. Kessler
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           Locked out until the earlier of
                                           November 1, 2010 or 2 years after the
                                           REMIC "start-up" day, with U.S.
                                           Treasury defeasance thereafter.
                                           Prepayable without penalty from and
                                           after October 1, 2016.
LOAN PER ROOM:                             $289,855
UP-FRONT RESERVES:                         RE Tax:      $300,667
                                           FF&E:        $42,118
ONGOING RESERVES:                          RE Tax:      $37,583 / month
                                           Insurance:   Springing
                                           FF&E:        $42,118
LOCKBOX:                                   Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Hospitality
PROPERTY SUB-TYPE:                         Full Service
LOCATION:                                  St. Augustine, FL
YEAR BUILT/RENOVATED:                      1888 / 1999, 2004-2006
OCCUPANCY(1):                              76.6%
ROOMS:                                     138
THE COLLATERAL:                            138-room, full service hotel
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Enterprise Hotels of Orlando, Inc.
3RD MOST RECENT NET OP. INCOME:            $3,779,290
2ND MOST RECENT NET OP. INCOME:            $4,835,221
MOST RECENT NET OP. INCOME:                $5,073,326
U/W NET OP. INCOME:                        $5,192,824
U/W NET CASH FLOW:                         $4,518,943
U/W OCCUPANCY:                             76.6%
APPRAISED VALUE:                           $62,000,000
CUT-OFF DATE LTV:                          64.5%
MATURITY DATE LTV:                         57.0%
DSCR:                                      1.92x
POST IO DSCR:                              1.60x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve months financials dated July 31,
     2006.

THE CASA MONICA HOTEL LOAN

          THE LOAN. The eighth largest loan (the "Casa Monica Hotel Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the Casa Monica Hotel located in St. Augustine, Florida (the "Casa Monica Hotel
Property"). The Casa Monica Hotel Loan was originated on September 28, 2006 by
Bear Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is The Flagler Resort, Ltd., a Florida limited partnership (the "Casa Monica Hotel Borrower") that owns no material assets other than the Casa Monica Hotel Property. The sponsor, Richard C.
Kessler, has over 30 years of experience in hotel development and operations, including nine years as President of Days Inn of America and fifteen years as
President/CEO of The Kessler Enterprise, Inc. Per audited financial statements provided, Richard Kessler had total assets of $133.2 million and a net worth of
$117.9 million as of year end 2005. Through his real estate development and management company, The Kessler Enterprise, Inc., Richard Kessler has accumulated a portfolio of ten boutique and luxury hotels since 1995.

                                      T-56

          THE PROPERTY. The Casa Monica Hotel Property is a 138-room full service luxury boutique hotel located in St. Augustine, Florida. The hotel is located in the downtown historic district of St. Augustine at the northwest corner of King and Cordova Streets, across the street from the St. Augustine
City Hall and Lightner Museum. Originally built as a hotel in 1888, the Casa
Monica Hotel Property was converted to county offices in the 1960's and then restored back to a hotel by the sponsors in 1999 through a substantial renovation totaling approximately $20 million. The Casa Monica Hotel Property features Spanish architecture with five distinguishing towers and a three-story corner tower which includes views of the old town, Matanzas Bay and the Atlantic
Ocean. The hotel's lobby features handmade chandeliers, gilded iron tables and chairs, a decor of jewel-toned velvet tapestries and a large fountain. The Casa
Monica Hotel Property has been awarded with several distinctions including the
National Registry of Historic Places and the AAA Four-Diamond Award. Room
amenities include king or queen sized beds, 25-inch color TVs, a mini bar, writing desk and an electronic key system. Other amenities at the property include lobby artwork, an outdoor pool, a fitness center, a business center, the
AAA Four-Diamond 95 Cordova Restaurant, and over 12,000 square feet of meeting and function space. Additionally, the property includes championship golf privileges and access to the Serenata Beach Club. The sponsors have spent in excess of $1.8 million in continual upgrades at the property from 2004-2006.

              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                    COMPETITIVE SET (1)              CASA MONICA HOTEL (2)         PENETRATION FACTOR
               -----------------------------   -----------------------------   --------------------------
     YEAR      OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR   REVPAR
---------------------------------------------------------------------------------------------------------

    2003         63.0%     $169.57   $106.82     76.6%     $161.05   $123.29     121.5%     95.0%  115.4%
    2004         65.7%     $173.73   $114.09     73.5%     $172.20   $126.62     112.0%     99.1%  111.0%
    2005         69.4%     $187.64   $130.22     79.4%     $188.23   $149.44     114.4%    100.3%  114.8%
T-12 07/2006     69.1%     $189.92   $131.25     76.6%     $196.02   $150.06     110.8%    103.2%  114.3%

(1)  Data provided by Smith Travel Research based on the competitive set provided in the appraisal.

(2)  Based on operating statements provided by the Casa Monica Hotel Borrower.

          ESCROWS AND RESERVES. The Casa Monica Hotel Borrower is required to escrow 1/12 of annual real estate taxes monthly. Insurance reserves spring if the Casa Monica Hotel Borrower fails to provide evidence of payment or upon the occurrence of an event of default. The Casa Monica Hotel Borrower is also required to escrow 1/12 of three percent (3%) of gross revenues for FF&E on a monthly basis. Current collections are shown in the table on the previous page.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Casa Monica Hotel Loan.

          PROPERTY MANAGEMENT. The Casa Monica Hotel Property is managed by
Enterprise Hotels of Orlando, Inc., an affiliate of the Casa Monica Hotel
Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Casa Monica Hotel Loan and the Casa Monica Hotel Property is set forth on Appendix II hereto.

                                      T-57

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 -- LINCOLN MALL
--------------------------------------------------------------------------------

                       [4 PHOTOS OF LINCOLN MALL OMITTED]

                                      T-58

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 -- LINCOLN MALL
--------------------------------------------------------------------------------

                [MAP INDICATING LOCATION OF LINCOLN MALL OMITTED]

                                      T-59

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 -- LINCOLN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $33,835,000
CUT-OFF DATE BALANCE:                      $33,835,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             Baa3 / BBB-
FIRST PAYMENT DATE:                        October 1, 2006
INTEREST RATE:                             5.275%
AMORTIZATION:                              Interest Only
ARD:                                       NAP
HYPERAMORTIZATION:                         NAP
MATURITY DATE:                             September 1, 2013
EXPECTED MATURITY BALANCE:                 $33,835,000
SPONSORS:                                  Minto Holdings Inc. and Inland
                                           American Real Estate Trust, Inc.
INTEREST CALCULATION:                      30/360
CALL PROTECTION:                           Locked out through August 31, 2009.
                                           In connection with any voluntary
                                           prepayment, the borrower must pay a
                                           premium equal to the greater of a
                                           yield maintenance premium and 1% of
                                           the principal balance. Prepayable
                                           without penalty from and after August
                                           1, 2013.
LOAN PER SF:                               $77.05
UP-FRONT RESERVES:                         None
ONGOING RESERVES:                          RE Tax:          Springing
                                           Insurance:       Springing
                                           Cap Ex:          Springing
LOCKBOX:                                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Retail
PROPERTY SUB-TYPE:                         Anchored
LOCATION:                                  Lincoln, RI
YEAR BUILT/RENOVATED:                      1974, 2002, 2005 / NAP
PERCENT LEASED(1):                         98.7%
SQUARE FOOTAGE:                            439,132
THE COLLATERAL:                            Anchored retail center
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Inland American Retail Management,
                                           LLC
3RD MOST RECENT NET OP. INCOME:            NAP
2ND MOST RECENT NET OP. INCOME:            $1,700,695
MOST RECENT NET OP. INCOME:                $2,263,678
U/W NET OP. INCOME:                        $4,365,227
U/W NET CASH FLOW:                         $4,058,447
U/W OCCUPANCY:                             95.0%
APPRAISED VALUE:                           $66,200,000
CUT-OFF DATE LTV:                          51.1%
MATURITY LTV:                              51.1%
DSCR:                                      2.27x
POST IO DSCR:                              NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 30, 2006.

THE LINCOLN MALL LOAN

          THE LOAN. The ninth largest loan (the "Lincoln Mall Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the Lincoln Mall retail property located in Lincoln, Rhode Island (the "Lincoln
Mall Property"). The Lincoln Mall Loan was originated on August 9, 2006 by Bear
Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is MB Lincoln Mall, L.L.C., a Delaware limited liability company (the "Lincoln Mall Borrower") that owns no material assets other than the Lincoln Mall Property. The sole member of the Lincoln Mall
Borrower is Minto Builders (Florida), Inc., a Florida corporation, which is jointly owned by Minto (Delaware), LLC ("Minto") and Inland American Real Estate
Trust, Inc. ("Inland American"). Minto is in turn owned by Minto Holdings, Inc.
Inland American, an affiliate of The Inland Group, Inc., is a newly formed real estate investment trust. The Inland Group, Inc., together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services.
Currently, the Inland group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in Ottawa, Toronto and
Florida.

                                      T-60

          THE PROPERTY. The Lincoln Mall Property is a 439,132 square foot anchored retail center located in Lincoln, Rhode Island, approximately 8 miles north of the Providence Central Business District. The Lincoln Mall Property is
situated at the intersection of I-295 and Highway 146, both of which are primary roadways connecting to downtown Providence to the south and to the city's north and east suburbs. Lincoln Mall was originally constructed in 1974 but has recently been repositioned and expanded by the sponsors. In 2002, the first phase of re-development was completed with Stop & Shop, Marshalls and Home Goods taking occupancy. In late 2005, the second phase of redevelopment was completed, which included a newly constructed Target (which serves as a shadow anchor to the collateral), a 14-screen, stadium seating, Cinema World theater, as well as several in-line spaces and pad sites. The property is currently 98.7% leased by over 40 tenants.

          The following table presents certain information relating to the anchor tenants at the Lincoln Mall Property:

                                                     CREDIT RATING OF PARENT                            OPERATING
                                                             COMPANY                      COLLATERAL    COVENANT
ANCHOR                        PARENT COMPANY(1)         (FITCH/MOODY'S/S&P)       GLA      INTEREST    EXPIRATION
-----------------------------------------------------------------------------------------------------------------

Target                        Target Corporation                 A+/A1/A+       123,800       No          None
Cinema World (Ground Lease)   Cinemaworld Theatres               --/--/--        60,000       Yes         None
Stop & Shop                   Koninklijke Ahold NV              BB/Ba1/BB+       56,040       Yes         None
-----------------------------------------------------------------------------------------------------------------
TOTAL                                                                           239,840
=================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          The following table presents certain information relating to the tenants at the Lincoln Mall Property:

                                                                                       % OF TOTAL     ANNUALIZED
                               CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME            MOODY'S S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Cinema World (Ground Lease)       --/--/--       60,000      14%        $  325,000           7%       $     5.42    11/30/2024
Stop & Shop                      BB/Ba1/BB+      56,040      13%        $  924,660          19%       $    16.50    08/31/2020
Lincoln Tech (2)                  --/--/--       58,881      13%        $  588,810          12%       $    10.00    05/31/2014
Marshalls                          --/A3/A       39,239       9%        $  309,203           6%       $     7.88    10/31/2012
Ocean State Job Lot               --/--/--       25,780       6%        $  109,565           2%       $     4.25    01/31/2013
Home Goods                         --/A3/A       25,000       6%        $  281,250           6%       $    11.25    08/31/2010
VNA of Rhode Island               --/--/--       24,700       6%        $  247,000           5%       $    10.00    03/31/2008
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          289,640      66%        $2,785,488          57%       $     9.62
==============================================================================================================================
Other Tenants                        NAP        143,766      33%        $2,077,166          43%       $    14.45      Various
Vacant Space                         NAP          5,726       1%        $        0           0%       $     0.00        NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          439,132     100%       $ 4,862,654         100%       $    11.07
==============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  18,881 square feet of the Lincoln Tech space expires on August 31, 2011.

                                      T-61

          The following table presents certain information relating to the lease rollover at the Lincoln Mall Property:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                           % OF TOTAL         CUMULATIVE % OF
                              UNDERWRITTEN BASE                                   UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %        RENTAL             BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING    REVENUES ROLLING    REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------

    Vacant           --               --                 1%               1%               --                    --
     2006            --               --                --                1%               --                    --
     2007            --               --                --                1%               --                    --
     2008             5             $10.24              10%              11%               9%                    9%
     2009             2             $16.23               0%              12%               1%                   10%
     2010             5             $13.33               7%              19%               9%                   19%
     2011             5             $12.22               7%              26%               8%                   26%
     2012             3             $ 8.95              11%              37%               9%                   36%
     2013             2             $ 5.77               7%              44%               4%                   39%
     2014             2             $10.67              12%              55%              11%                   51%
     2015             9             $16.29               8%              63%              12%                   62%
2016 & Beyond        10             $11.26              36%             100%              38%                  100%

          ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the Lincoln Mall Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Lincoln Mall Borrower fails to provide evidence of property maintenance or an event of default occurs.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a cash management event. A cash management event is triggered upon (i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, or
(iii) the bankruptcy of the Lincoln Mall Borrower or the property manager. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

          PROPERTY MANAGEMENT. The Lincoln Mall Property is managed by Inland
American Retail Management, LLC, an affiliate of the Lincoln Mall Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Lincoln Mall Loan and the
Lincoln Mall Property is set forth on Appendix II hereto.

                                      T-62

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-63

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 -- BALA POINTE OFFICE CENTER
--------------------------------------------------------------------------------

                 [5 PHOTOS OF BALA POINTE OFFICE CENTER OMITTED]

                                      T-64

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 -- BALA POINTE OFFICE CENTER
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF BALA POINTE OFFICE CENTER OMITTED]

                                      T-65

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 10 -- BALA POINTE OFFICE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                          $24,000,000
CUT-OFF DATE BALANCE:                      $24,000,000
LOAN PURPOSE:                              Acquisition
SHADOW RATING (MOODY'S/FITCH):             NAP
FIRST PAYMENT DATE:                        October 1, 2006
INTEREST RATE:                             5.891%
AMORTIZATION:                              Interest Only
ARD:                                       September 1, 2016
HYPERAMORTIZATION:                         After the ARD, the loan interest rate
                                           steps up to two percent (2%) above
                                           the greater of (i) the initial
                                           interest rate and (ii) the Ten Year
                                           Treasury Yield. In no event shall the
                                           rate after the ARD exceed 10.891%.
MATURITY DATE:                             September 1, 2036
EXPECTED ARD BALANCE:                      $24,000,000
SPONSORS:                                  Amerimar Enterprises, Inc. and
                                           Dividend Capital Total Realty Trust
INTEREST CALCULATION:                      Actual/360
CALL PROTECTION:                           No lockout. In connection with any
                                           voluntary prepayment, the borrower
                                           must pay a premium equal to the
                                           greater of a yield maintenance
                                           premium and 2% of the principal
                                           balance until October 1, 2008.
                                           Thereafter, the borrower must pay a
                                           premium equal to the greater of a
                                           yield maintenance premium and 1% of
                                           the principal balance. Prepayable
                                           without penalty from and after June
                                           1, 2016.
LOAN PER SF:                               $138.81
UP-FRONT RESERVES:                         RE Tax:     $151,011
                                           Cap Ex:     $2,161
ONGOING RESERVES:                          RE Tax:     $37,753 / month
                                           Insurance:  Springing
                                           Cap Ex:     $2,161 / month
LOCKBOX:                                   Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                    Single Asset
PROPERTY TYPE:                             Office
PROPERTY SUB-TYPE:                         Suburban
LOCATION:                                  Bala Cynwyd, PA
YEAR BUILT/RENOVATED:                      1974 / 1997, 2005
PERCENT LEASED(1):                         91.6%
SQUARE FOOTAGE:                            172,894
THE COLLATERAL:                            Two-story suburban office building
OWNERSHIP INTEREST:                        Fee
PROPERTY MANAGEMENT:                       Amerimar Bala Pointe Management
                                           Co., Inc.
3RD MOST RECENT NET OP. INCOME:            NAP
2ND MOST RECENT NET OP. INCOME:            NAP
MOST RECENT NET OP. INCOME:                $1,594,416
U/W NET OP. INCOME:                        $2,402,195
U/W NET CASH FLOW:                         $2,158,779
U/W OCCUPANCY:                             92.0%
APPRAISED VALUE:                           $35,000,000
CUT-OFF DATE LTV:                          68.6%
ARD LTV:                                   68.6%
DSCR:                                      1.51x
POST IO DSCR:                              NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated June 8, 2006.

THE BALA POINTE OFFICE CENTER LOAN

          THE LOAN. The tenth largest loan (the "Bala Pointe Office Center
Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the Bala Pointe Office Center office property located in Bala
Cynwyd, Pennsylvania (the "Bala Pointe Office Center Property"). The Bala Pointe
Office Center Loan was originated on August 28, 2006 by Bear Stearns Commercial
Mortgage, Inc.

          THE BORROWER. The borrower is Bala Pointe Owner LP, a Delaware limited partnership (the "Bala Pointe Office Center Borrower") that owns no material assets other than the Bala Pointe Office Center Property. The borrower is indirectly owned by Amerimar Enterprises, Inc. ("Amerimar") and Dividend Capital
Total Realty Trust ("Dividend Capital"). Amerimar is a Philadelphia-based national

                                      T-66

real estate investment company focused on the repositioning and redevelopment of real estate assets. The company currently owns and manages a portfolio of 20 properties (approximately 9.4 million square feet) with a reported aggregate market value in excess of $800 million. Dividend Capital is a non-traded real estate investment trust (REIT) designed to provide diversification across the commercial real estate asset class.

          THE PROPERTY. The Bala Pointe Office Center Property is a two-story,
172,894 square foot suburban office building on 8.6 acres located in Bala
Cynwyd, Pennsylvania, approximately 5 miles from the Philadelphia CBD. The property is situated at 111 Presidential Boulevard, less than 1/2 mile from
I-76. The Bala Pointe Office Center Property is currently 92% leased to 48 total tenants. The largest tenant, Clear Channel Broadcasting (NYSE: CCU), accounts for approximately 37% of total net rentable area at the property. As of December
31, 2005, Clear Channel Broadcasting owned 1,182 radio stations in the United
States, and owned or operated outdoor advertising display faces in the United
States, Europe, Australia, Asia, and Africa. Other notable tenants at the Bala
Pointe Office Center Property include International Communications, the Celeron
Corporation, and the Fxpress Corporation, none of which individually account for more than 5% of the total net rentable area of the property.

          The following table presents certain information relating to the lease rollover at the Bala Pointe Office Center Property:

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                     % OF TOTAL       CUMULATIVE % OF
                           UNDERWRITTEN                                 UNDERWRITTEN           TOTAL
                 # OF     BASE RENT PER                   CUMULATIVE        BASE         UNDERWRITTEN BASE
                LEASES          SF        % OF TOTAL SF     % OF SF    RENTAL REVENUES    RENTAL REVENUES
     YEAR       ROLLING      ROLLING         ROLLING        ROLLING        ROLLING            ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant        --              --            8%             8%            --                  --
     2006          4          $27.96            1%            10%             2%                 2%
     2007          9          $24.76            5%            15%             6%                 7%
     2008          8          $27.05            7%            22%             9%                16%
     2009          9          $26.59           14%            36%            16%                32%
     2010          8          $24.09           10%            46%            11%                42%
     2011          6          $25.63           11%            57%            12%                55%
     2012          3          $25.36            6%            63%             7%                61%
     2013         --              --            --            63%             --                61%
     2014         --              --            --            63%             --                61%
     2015          1          $23.70           37%           100%            39%               100%
2016 & Beyond     --              --            --           100%             --               100%

          The following table presents certain information relating to the tenants at the Bala Pointe Office Center Property:

                                                                      ANNUALIZED     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                (FITCH/         TENANT                BASE RENT     UNDERWRITTEN     BASE RENT      LEASE
        TENANT NAME          MOODY'S/S&P)(1)     NRSF    % OF NRSF       ($)          BASE RENT    ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Clear Channel Broadcasting    BBB-/Baa3/BBB-    64,172       37%      $1,520,805         39%          $23.70      04/30/2015
International
   Communications                --/--/--        7,092        4%      $  198,576          5%          $28.00      09/30/2008
Celeren Corp.                    --/--/--        6,853        4%      $  171,325          4%          $25.00      09/30/2011
Fxpress Corporation              --/--/--        6,794        4%      $  186,835          5%          $27.50      11/30/2012
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          84,911       49%      $2,077,541         53%          $24.47
============================================================================================================================
Other Tenants                       NAP         73,521       43%      $1,868,008         47%          $25.41        Various
Vacant Space                        NAP         14,462        8%      $        0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         172,894      100%      $3,945,549        100%          $22.82
============================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

          ESCROWS AND RESERVES. The Bala Pointe Office Center Borrower is
required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Insurance reserves spring if the Bala
Pointe Office Center Borrower fails to provide evidence of payment or upon the occurrence of an event of default. The Bala Pointe Office Center Borrower is also required to escrow $2,161 on a monthly basis for capital expenditures.

          LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon (i) the date the DSCR is less than or equal to 1.10x for the preceding six months annualized, (ii) the occurrence of an event of default, (iii) the insolvency or filing of a bankruptcy petition of the

                                      T-67

Bala Pointe Office Center Borrower or the property manager, (iv) the termination of the Clear Channel Broadcasting lease, or (v) if the loan is not repaid on or prior to the anticipated repayment date.

          PROPERTY MANAGEMENT. The Bala Pointe Office Center Property is managed by Amerimar Bala Pointe Management Co., Inc., an affiliate of the Bala Pointe
Office Center Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not
allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Bala Pointe Office Center
Loan and the Bala Pointe Office Center Property is set forth on Appendix II hereto.

                                      T-68

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                                      T-69

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      T-70

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and
Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
(paydown factors, rate resets, remittance reports and trustee statements).
Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current
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analysis, which are likely to produce different results, and any further
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Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be
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value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates.
We act as principal in transactions with you, and accordingly, you must
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